                                                                  Exhibit 4.3(a)






                          CHEMICAL BANKING CORPORATION


                                       AND


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                                     Trustee







                               -------------------


                                    Indenture


                            Dated as of April 1, 1987

                              Amended and Restated

                                      as of

                                December 15, 1992


                               ------------------

                          CHEMICAL NEW YORK CORPORATION
           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of April 1, 1987 and Amended and Restated
                             as of December 15, 1992



 Trust Indenture                                                  Indenture
  Act Section                                                     Section
  -----------                                                     --------------
Section310(a)(1)   ............................................   8.09
          (a)(2)   ............................................   8.09
          (a)(3)   ............................................   Not applicable
          (a)(4)   ............................................   Not applicable
          (b)      ............................................   8.08, 8.10
Section311(a)      ............................................   8.13(a)
          (b)      ............................................   8.13(b)
Section312(a)      ............................................   6.01, 6.02(a)
          (b)      ............................................   6.02(b)
          (c)      ............................................   6.02(c)
Section313(a)      ............................................   6.04(a)
          (b)      ............................................   6.04(b)
          (c)      ............................................   6.04(c)
          (d)      ............................................   6.04(d)
Section314(a)      ............................................   6.03
          (b)      ............................................   Not applicable
          (c)(1)   ............................................   2.01, 20.05
          (c)(2)   ............................................   2.01, 20.05
          (c)(3)   ............................................   Not applicable
          (d)      ............................................   Not applicable
          (e)      ............................................   20.05
Section315(a)      ............................................   8.01
          (b)      ............................................   7.08
          (c)      ............................................   8.01
          (d)      ............................................   8.01
          (d)(1)   ............................................   8.01(a)
          (d)(2)   ............................................   8.01(b)
          (d)(3)   ............................................   8.01(c)
          (e)      ............................................   7.09
Section316(a)(1)   (A).........................................   7.07
          (a)(1)   (B).........................................   7.07
          (a)(2)   ............................................   Not applicable
          (b)      ............................................   7.04
Section317(a)(1)   ............................................   7.02
          (a)(2)   ............................................   7.02
          (b)      ............................................   13.02
Section318(a)      ............................................   20.07

----------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS*

                                                                              Page
ARTICLE ONE DEFINITIONS......................................................  2

      Section 1.01. Definitions..............................................  2

ARTICLE TWO THE SECURITIES..................................................  10

      Section 2.01. Forms of Securities.....................................  10
      Section 2.02. Form of Trustee's Certificate of Authentication.........  12

ARTICLE THREE ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
      EXCHANGE OF SECURITIES................................................  12

      Section 3.01. Title, Amount and Terms of Securities...................  12
      Section 3.02. Denominations, Dates, Interest Payment and Record Dates.  14
      Section 3.03. Execution of Securities.................................  15
      Section 3.04. Exchange and Registration of Transfer of
                    Securities..............................................  15
      Section 3.05. Mutilated, Destroyed, Lost or Stolen Securities.........  17
      Section 3.06. Temporary Securities....................................  18
      Section 3.07. Cancellation of Securities Paid, etc....................  19
      Section 3.08. Computation of Interest.................................  19

ARTICLE FOUR REDEMPTION OF SECURITIES.......................................  19

      Section 4.01. Applicability of This Article...........................  19
      Section 4.02. Election to Redeem; Notice to Trustee...................  19
      Section 4.03. Selection of Securities to Be Redeemed..................  20
      Section 4.04. Notice of Redemption....................................  20
      Section 4.05. Deposit of Redemption Price.............................  21
      Section 4.06. Payment of Securities Called for Redemption.............  21

ARTICLE FIVE PARTICULAR COVENANTS OF THE CORPORATION........................  22

      Section 5.01. To Pay Principal and Interest...........................  22
      Section 5.02. To Maintain Office or Agency............................  22
      Section 5.03. To Fill a Vacancy in the Office of Trustee..............  23

--------
* This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                              Page
      Section 5.04. Appointment of Paying Agents and Exchange Agents; Money
                      for Securities Payments to be Set Aside in Trust;
                      Transfer of Moneys Held by Paying Agents..............  23
      Section 5.05. Maintenance of Corporate Existence, Rights and Franchise  24
      Section 5.06. Certificate as to No Default............................  24
      Section 5.07. Limitation on Sale of Stock of the Bank.................  24

ARTICLE SIX SECURITYHOLDERS LISTS AND REPORTS BY THE CORPORATION
      AND THE TRUSTEE.......................................................  25

      Section 6.01. Securityholders Lists...................................  25
      Section 6.02. Preservation and Disclosure of Lists....................  25
      Section 6.03. Reports by the Corporation..............................  27
      Section 6.04. Reports by the Trustee..................................  27

ARTICLE SEVEN EVENTS OF DEFAULT; REMEDIES OF THE TRUSTEE AND
      SECURITYHOLDERS.......................................................  29

      Section 7.01. Events of Default; Remedies.............................  29
      Section 7.02. Payment of Securities on Default; Suit Therefor.........  31
      Section 7.03. Application of Moneys Collected by Trustee..............  33
      Section 7.04. Proceedings by Securityholders..........................  34
      Section 7.05. Proceedings by Trustee..................................  34
      Section 7.06. Remedies Cumulative and Continuing......................  35
      Section 7.07. Direction of Proceedings and Waiver of Defaults by
                       Majority of Securityholders..........................  35
      Section 7.08. Notice of Defaults......................................  36
      Section 7.09. Undertaking to Pay Costs................................  36

ARTICLE EIGHT CONCERNING THE TRUSTEE........................................  37

      Section 8.01. Duties and Responsibilities of Trustee..................  37
      Section 8.02. Reliance on Documents, Opinions, etc....................  38
      Section 8.03. No Responsibilities for Recitals, etc...................  39
      Section 8.04. Trustee, Paying Agent, Exchange Agent or Registrar May
                     Own Securities.........................................  39
      Section 8.05. Moneys to be Held in Trust..............................  39
      Section 8.06. Compensation and Expenses of Trustee....................  39
      Section 8.07. Officers' Certificate as Evidence.......................  40
      Section 8.08. Conflicting Interest of Trustee.........................  40
      Section 8.09. Eligibility of Trustee..................................  40
      Section 8.10. Resignation or Removal of Trustee.......................  40
      Section 8.11. Acceptance by Successor Trustee.........................  41
      Section 8.12. Succession by Merger, etc...............................  43
      Section 8.13. Preferential Collection of Claims Against Corporation...  43
      Section 8.14. Appointment of Authenticating Agent.....................  43

                                                                              Page
ARTICLE NINE CONCERNING THE SECURITYHOLDERS.................................  45

      Section 9.01. Action by Securityholders...............................  45
      Section 9.02. Proof of Execution by Securityholders...................  45
      Section 9.03. Who are Deemed Absolute Owners..........................  46
      Section 9.04. Corporation-Owned Securities Disregarded................  46
      Section 9.05. Revocation of Consents; Future Holders Bound............  46

ARTICLE TEN SECURITYHOLDERS' MEETINGS.......................................  47

      Section 10.01. Purposes of Meetings...................................  47
      Section 10.02. Call of Meetings by Trustee............................  47
      Section 10.03. Call of Meetings by Corporation or Securityholders.....  47
      Section 10.04. Qualifications for Voting..............................  48
      Section 10.05. Regulations............................................  48
      Section 10.06. Voting.................................................  48
      Section 10.07. Written Consent in Lieu of Meeting.....................  49

ARTICLE ELEVEN SUPPLEMENTAL INDENTURES......................................  49

      Section 11.01. Supplemental Indentures without Consent of
                       Securityholders......................................  49
      Section 11.02. Supplemental Indentures with Consent of
                       Securityholders......................................  51
      Section 11.03. Compliance with Trust Indenture Act of 1939; Effect of
                       Supplemental Indentures..............................  52
      Section 11.04. Notation on Securities.................................  52
      Section 11.05. Evidence of Compliance of Supplemental Indenture to be
                       Furnished Trustee....................................  52

ARTICLE TWELVE CONSOLIDATION, MERGER AND SALE...............................  53

      Section 12.01. Corporation May Consolidate, etc., on Certain Terms....  53
      Section 12.02. Successor Corporation to be Substituted................  53
      Section 12.03. Opinion of Counsel to be Given Trustee.................  53

ARTICLE THIRTEEN SATISFACTION AND DISCHARGE OF INDENTURE....................  54

      Section 13.01. Discharge of Indenture.................................  54
      Section 13.02. Deposited Moneys to be Held in Trust by Trustee........  55
      Section 13.03. Paying Agent or Exchange Agent to Repay Moneys and
                       Capital Securities Held..............................  55
      Section 13.04. Return of Unclaimed Moneys.............................  55

ARTICLE FOURTEEN IMMUNITY OF INCORPORATORS; STOCKHOLDERS,
      OFFICERS AND DIRECTORS................................................  55

      Section 14.01. Indenture and Securities Solely Corporate Obligations..  55

                                                                              Page
ARTICLE FIFTEEN SINKING FUNDS...............................................  56

      Section 15.01. General................................................  56
      Section 15.02. Satisfaction of Sinking Fund Payments with Securities..  56
      Section 15.03. Redemption of Securities for Sinking Fund..............  56

ARTICLE SIXTEEN SUBORDINATION OF THE SECURITIES.............................  57

      Section 16.01. Agreement that the Securities be Subordinated to the Extent Provided.................................  57
      Section 16.02. Corporation Not to Make Payments with Respect to
                        Securities in Certain Circumstances.................  57
      Section 16.03. Securities Subordinated to Prior Payment of All Senior
                        Indebtedness on Dissolution, Liquidation or
                        Reorganization of the Corporation...................  57
      Section 16.04. Post-Amendment Securities Subordinated to Prior Payment
                        of All Additional Senior Obligations on Dissolution,
                        Liquidation or Reorganization of the Corporation....  58
      Section 16.05. Obligation of the Corporation to Give Prompt Notice to
                        Trustee; Trustee and Holders of Securities May
                        Rely on Certificate of Liquidating Agent; Trustee May
                        Require Further Evidence as to Ownership of Senior
                        Indebtedness and Additional Senior Obligations......  60
      Section 16.06. Obligation of the Corporation Unconditional............  61
      Section 16.07. No Fiduciary Duty to Holders of Senior Indebtedness or
                        Additional Senior Obligations.......................  61
      Section 16.08. Notice to Trustee of Facts Prohibiting Payments........  61
      Section 16.09. Application by Trustee of Moneys Deposited with It.....  62
      Section 16.10. Subordination Rights Not Impaired by Acts or Omissions
                        of the Corporation or Holders of Senior Indebtedness
                        or Additional Senior Obligations....................  62
      Section 16.11. Authorization of Trustees to Effectuate Subordination
                        of the Securities...................................  62
      Section 16.12. Right of Trustee to Hold Senior Indebtedness or
                        Additional Senior Obligations.......................  62
      Section 16.13. Article Sixteen Not to Prevent Defaults................  63

ARTICLE SEVENTEEN EXCHANGE OF CAPITAL SECURITIES FOR SECURITIES.............  63

      Section 17.01. Applicability of Article...............................  63
      Section 17.02. Exchange of Capital Securities.........................  63
      Section 17.03. Evidence of Exchange...................................  64
      Section 17.04. Notices of Exchange....................................  64
      Section 17.05. Rights and Duties of Holders of Securities to be
                        Exchanged for Capital Securities....................  66
      Section 17.06. Deposit of Exchange Price..............................  67
      Section 17.07. Securities Due on Exchange Date; Securities Exchanged
                        in Part.............................................  67
      Section 17.08. Form of Capital Securities Election Form...............  68

                                                                              Page
      Section 17.09. Covenants of the Corporation...........................  69
      Section 17.10. Revocation of Obligation to Exchange Capital Securities
                        for Securities......................................  70
      Section 17.11. Provision in Case of Consolidation, Merger or Transfer
                        of Assets...........................................  71
      Section 17.12. Responsibility of Trustee..............................  71

ARTICLE EIGHTEEN DESIGNATED PROCEEDS........................................  71

      Section 18.01. Sale or Issuance of Capital Securities to Generate
                        Designated Proceeds.................................  71
      Section 18.02. Optional Redemption Using Designated Proceeds..........  72
      Section 18.03. Officers' Certificates as to Designated Proceeds.......  72

ARTICLE NINETEEN CONVERSION OF SECURITIES...................................  72

      Section 19.01. General................................................  72
      Section 19.02. Right to Convert.......................................  72
      Section 19.03. Manner of Exercise of Conversion Privilege; Delivery
                        of Common Stock; No Adjustment for Interest or
                        Dividends...........................................  73
      Section 19.04. Cash Payments in Lieu of Fractional Shares.............  74
      Section 19.05. Conversion Price Adjustments; Effect of
                        Reclassifications, Mergers, Consolidations and Sales
                        of Assets...........................................  74
      Section 19.06. Taxes on Shares Issued.................................  78
      Section 19.07. Shares to be Fully Paid; Compliance with Governmental
                        Requirements; Listing of Common Stock...............  78
      Section 19.08. Responsibility of Trustee..............................  79
      Section 19.09. Covenant to Reserve Shares.............................  79
      Section 19.10. Other Conversions......................................  79

ARTICLE TWENTY MISCELLANEOUS PROVISIONS.....................................  79

      Section 20.01. Provisions Binding on Corporation's Successors.........  79
      Section 20.02. Official Acts by Successor Corporation.................  79
      Section 20.03. Addresses for Notices, etc.............................  80
      Section 20.04. New York Contract......................................  80
      Section 20.05. Evidence of Compliance with Conditions Precedent.......  80
      Section 20.06. Legal Holidays.........................................  80
      Section 20.07. Trust Indenture Act to Control.........................  80
      Section 20.08. Table of Contents, Headings, etc.......................  81
      Section 20.09. Execution in Counterparts..............................  81
      Section 20.10. Securities Denominated in Foreign Currencies...........  81

     THIS INDENTURE, dated as of April 1, 1987, and amended and restated as of December 15, 1992, between CHEMICAL BANKING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Corporation"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee hereunder (hereinafter sometimes called the "Trustee"),


                                  WITNESSETH:


     WHEREAS, the Corporation has duly authorized the issue of its Securities from time to time in separate series and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Corporation entered into the Indenture dated as of April 1, 1987 between the Corporation and the Trustee (the "Original Indenture");

     WHEREAS, the Original Indenture was amended by the First Supplemental Indenture dated as of October 27, 1988 (the "First Supplemental Indenture");

     WHEREAS, the Original Indenture, as amended by the First Supplemental Indenture, is hereby amended and restated (A) to reflect the First Supplemental Indenture and (B) to (i) enable the Post-Amendment Securities issued hereunder to qualify as Tier II capital under the applicable regulations and classifications issued by the Primary Federal Regulator of the Corporation, (ii) reflect certain amendments to the Trust Indenture Act of 1939 enacted by the Trust Indenture Reform Act of 1990, (iii) provide that Securities of a series that so permits may be converted into shares of Common Stock or other securities of the Corporation in accordance with the terms of such series and (iv) provide that Securities may be issued in the form of Global Securities; and

     WHEREAS, all acts and things necessary to constitute this Indenture a valid agreement according to its terms have been done and performed, and the execution and delivery of this Indenture have in all respects been duly authorized, and the Corporation proposes to do all acts and things necessary to make the Securities, when executed by the Corporation and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, the valid, binding and legal obligations of the Corporation;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Corporation covenants and agrees with the Trustee for the equal and proportionate benefit, except as otherwise expressly provided in this Indenture, of the respective holders from time to time of the Securities as follows:

                                  ARTICLE ONE.
                                  DEFINITIONS.

     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

Additional Senior Obligations:

     The term "Additional Senior Obligations" shall mean, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, all indebtedness of the Corporation for claims in respect to derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, provided, however, that Additional Senior Obligations shall not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated (x) to be not superior in right of payment to the Post-Amendment Securities or (y) to rank pari passu in right of payment with the Post-Amendment Securities. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of execution of this Indenture.

Assets:

     The term "Assets" shall have the meaning set forth in Section
19.05(a)(iii).

Authenticating Agent:

     The term "Authenticating Agent" shall mean, with respect to the Securities of any series, any Person or Persons authorized by the Trustee to act on behalf of the Trustee to authenticate Securities of such series.

Authorized Newspaper:

     The term "Authorized Newspaper" shall mean a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day therein.

Bank:

     The term "Bank" shall mean Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York, and any successor thereto.

Board of Directors:

     The term "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee of such Board of Directors or any directors and officers of the Corporation to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder.

Board Resolution:

     The term "Board Resolution" shall mean a resolution of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

     The term "business day" shall mean any day which is not a Saturday or Sunday or a day on which banking institutions generally in The City of New York are authorized or required by law or executive order to be closed.

Capital Securities:

     The term "Capital Securities" shall mean any securities issued by the Corporation which consist of any one of the following: (i) Common Stock, (ii) Perpetual Preferred Stock, or (iii)other securities of the Corporation; provided that, in the case of securities referred to under (iii), the Corporation's Primary Federal Regulator permits the exchange of such securities in payment for, or the proceeds from the sale of such securities to be applied to the retirement of, obligations such as Securities of any series exchangeable for Capital Securities. Capital Securities may have such terms, rights and preferences as may be determined by the Corporation.

Capital Securities Election Form:

     The term "Capital Securities Election Form" shall mean a form substantially in the form included in Section 17.08.

Cash Election Holders:

     The term "Cash Election Holders" shall mean, with respect to any series of Securities, holders who have elected or are deemed to have elected, in accordance with the provisions of Article Seventeen, to receive on any Exchange Date with respect to such series of Securities cash in payment of such holder's Securities from amounts representing Designated Proceeds or from the proceeds of a Secondary Offering instead of Capital Securities.

Common Stock:

     The term "Common Stock" shall mean any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation and includes the common stock, $1 par value per share, of the Corporation as the same exists at the date of this Indenture or as such stock may be constituted from time to time.

Conversion Price:

     The term "Conversion Price" shall mean, with respect to any series of Securities which are convertible into Common Stock, the price per share of Common Stock at which the Securities of such series are so convertible as set forth in the Board Resolution with respect to such series (or in any supplemental indenture entered into pursuant to Section 11.01(h) with respect to such series), as the same may be adjusted from time to time in accordance with
Section 19.05 (or such supplemental indenture pursuant to Section 19.01).

Corporation:

     The term "Corporation" shall mean Chemical Banking Corporation, a Delaware corporation, and subject to the provisions of Article Twelve shall include its successors and assigns.

Default:

     The term "Default" shall have the meaning set forth in Section 7.02.

Depositary:

     The term "Depositary" shall mean, with respect to the Securities of any series issuable in the form of one or more Global Securities, the Person (which shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended) designated by the Corporation as Depositary with respect to the Securities of that series pursuant to Section 3.01, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the term "Depositary" shall mean or include each Person who is then a Depositary hereunder with respect to the Securities of that series.

Designated Proceeds:

     The term "Designated Proceeds" shall mean, with respect to Securities of a series, subject to the proviso below, such amounts, if any, as the Corporation, at its option, has, in accordance with and within the meaning of applicable regulations or other criteria of the Corporation's Primary Federal Regulator, dedicated to the retirement or redemption of the Securities of such series and which represent only (i) the net proceeds from the sale of Capital Securities for cash, (ii) funds equal to the market value (as determined by the Corporation) of Capital Securities sold in exchange for other property or issued to finance acquisitions, including acquisitions of business entities, less the expenses incurred to effect such exchange or issuance, and (iii) other funds which the regulations or other criteria of the Corporation's Primary Federal Regulator then permit to be used for the retirement or redemption of the Securities of such series; provided, however, that (x) in the case of funds referred to in clauses (i) and (ii), the Corporation has denominated such proceeds or funds as Designated Proceeds on its books and records in the manner required by its Primary Federal Regulator and
(y) there shall be deducted from Designated Proceeds an amount equal to any Designated Proceeds used to repay or redeem a series of Securities.

Discounted Security:

     The term "Discounted Security" shall mean any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

Event of Default:

     The term "Event of Default" shall mean, when used with respect to the Securities of any series, any event specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

Excess Proceeds:

     The term "Excess Proceeds" shall have the meaning set forth in the second paragraph of Section 16.04.

Exchange Agent:

     The term "Exchange Agent", when used with respect to the Securities of any series, shall mean the Person or Persons appointed by the Corporation to give notices and to exchange Securities of such series for Capital Securities as specified in Article Seventeen.

Exchange Date:

     The term "Exchange Date", when used with respect to the Securities of any series, shall mean any date on which such Securities are to be exchanged for Capital Securities pursuant to Article Seventeen.

Exchange Price:

     The term "Exchange Price", when used with respect to any Security of any series to be exchanged for Capital Securities, shall mean the amount of Capital Securities for which such Security is to be exchanged pursuant to the terms thereof and this Indenture or the aggregate sale price of such Capital Securities in the Secondary Offering for the account of the holder of such Security, as the case may be.

Federal Bankruptcy Act:

     The term "Federal Bankruptcy Act" shall mean Title 11 of the United States Code.

Global Security or Global Securities:

     The term "Global Security" or "Global Securities" shall mean a Security or Securities evidencing all or part of a series of Securities which is issued to the Depositary or its nominee for such series and is registered in the name of the Depositary or its nominee.

Indenture:

     The term "Indenture" shall mean this instrument as amended and restated as of the date hereof, and if further amended or supplemented as herein provided, as so further amended or supplemented, and shall include the form and terms of each particular series of Securities established in accordance with Section 3.01.

Market Value:

     The term "Market Value" shall mean, with respect to any Capital Securities issued on any Exchange Date in exchange for Securities of any series, if there is a Secondary Offering, the sales price of such Capital Securities as are sold in the Secondary Offering, which price may be determined up to ten Business Days, and not less than 3 Business Days, prior to the Exchange Date. In the event no such Secondary Offering takes place, the term "Market Value" shall mean, with respect to such Capital Securities, the fair value of such Capital Securities on the relevant Exchange Date as determined by three independent nationally recognized investment banking firms selected by the Corporation.

NASDAQ:

     The term "NASDAQ" shall have the meaning set forth in Section 19.05(a)(v).

Officers' Certificate:

     The term "Officers' Certificate", when used with respect to the Corporation, shall mean a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board, the Chief Financial Officer or the Treasurer of the Corporation (or any other officer identified by any of the foregoing officers in an Officers' Certificate to be an executive officer of the Corporation) and the Secretary, an Assistant Secretary or the Controller of the Corporation. Each such certificate shall include the statements provided for in
Section 20.05 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

     The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Corporation, or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 20.05 if and to the extent required by the provisions of such Section.

Outstanding:

     The term "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Securities theretofore authenticated and delivered by the Trustee under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment, redemption or exchange money or Capital Securities, as the case may be, in the necessary amounts shall have been deposited in trust with the Trustee or with any paying agent or Exchange Agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent or Exchange Agent) for holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and provided further, that if such Securities are being exchanged for Capital Securities, the Exchange Date has occurred;

          (iii) Securities held by the Exchange Agent after exchange for Capital Securities pursuant to Article Seventeen or Securities converted into shares of Common Stock, securities or other property pursuant to Article Nineteen; and

          (iv) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 3.05, or which shall have been paid pursuant thereto, unless proof satisfactory to the Trustee is presented that any such Securities are held by any person in whose hands any such Securities are legal, valid and binding obligations of the Corporation.

In determining whether the holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discounted Security shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

Perpetual Preferred Stock:

     The term "Perpetual Preferred Stock" shall mean any stock of any class or series of the Corporation which has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not mandatorily redeemable or repayable by the Corporation, or redeemable or repayable at the option of the holder of such stock, otherwise than in shares of Common Stock or Perpetual Preferred Stock of another class or series or with the proceeds of the sale of Common Stock or Perpetual Preferred Stock.

Person:

     The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Post-Amendment Securities:

     The term "Post-Amendment Securities" shall mean any Securities originally issued under this Indenture on or after December 15, 1992.

Pre-Amendment Securities:

     The term "Pre-Amendment Securities" shall mean any Securities originally issued under this Indenture prior to December 15, 1992.

Primary Federal Regulator:

     The term "Primary Federal Regulator" shall mean the Corporation's primary federal banking regulator (which at the date of this Indenture is the Board of Governors of the Federal Reserve System), or any successor body or institution performing substantially the same regulatory function with respect to the Corporation and the adequacy of its capital as said Board of Governors performs on the date hereof.

Principal Office of the Trustee:

     The term "principal office of the Trustee" or any other similar term shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 60 Wall Street, New York, NY 10260.

Responsible Officer:

     The term "Responsible Officer", when used with respect to the Trustee, shall mean any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Secondary Offering:

     The term "Secondary Offering", when used with respect to the Securities of any series, shall mean the offering and sale by the Corporation of Capital Securities for the account of holders of Securities of such series who elect to receive cash and not Capital Securities on any Exchange Date.

Security or Securities:

     The term "Security" or "Securities" shall mean any unsecured subordinated debt security or unsecured subordinated debt securities (including any Global Security or Global Securities), as the case may be, authenticated and delivered under this Indenture.

Securityholder:

     The term "Securityholder" or "holder of Securities", or other similar terms, shall mean any Person in whose name at the time a particular Security is registered on the books of the Corporation kept for that purpose in accordance with the terms hereof.

Senior Indebtedness:

     The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (i) all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (x) Securities (whether outstanding on December 15, 1992 or thereafter issued under this Indenture), (y) the Corporation's 10-1/2% Subordinated Capital Notes Due 2000, the Corporation's 9-3/4% Subordinated Capital Notes due 1999, the Corporation's Floating Rate Subordinated Capital Notes due 1997, the Corporation's Floating Rate Subordinated Capital Notes Due 1999, the Corporation's Floating Rate Subordinated Notes due 1996, the Corporation's 8-1/2% Subordinated Notes Due 2002, the Corporation's 8-5/8% Subordinated Debentures due 2002, the Corporation's 8-1/8% Subordinated Notes Due 2002, the Corporation's 10-3/8% Subordinated Notes Due 1999, the Corporation's Floating Rate Subordinated Notes Due 1998, the Corporation's Floating Rate Subordinated Notes Due 1997, the Corporation's Floating Rate Subordinated Capital Notes Due 1998, the Corporation's 8.50% Subordinated Capital Notes Due 1999, the Corporation's Floating Rate Subordinated Notes Due 1996, the Corporation's Guaranteed Floating Rate Subordinated Notes Due 1996, each of which ranks pari passu in right of payment with the Securities, subject to the subordination provisions set forth in Article Sixteen, and (z) such other indebtedness of the Corporation as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu in right of payment with the Securities, and
(ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, the Corporation for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets.

Series:

     The term "series" when used with respect to the Securities shall mean all Securities bearing the same title established pursuant to Section 3.01.

Time of Determination:

     The term "Time of Determination" shall have the meaning set forth in
Section 19.05(a)(v).

Trading Day:

     The term "Trading Day" shall have the meaning set forth in Section 19.05(a)(v).

Trustee:

     The term "Trustee" shall mean Morgan Guaranty Trust Company of New York until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Trustee which is then a Trustee hereunder, and if at any time there is more than one such Trustee, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

Trust Indenture Act of 1939:

     The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939, as amended, as it was in force on the date of this Indenture, except as provided in Section 11.03.

Yield to Maturity:

     The term "Yield to Maturity", when used with respect to any Discounted Security, shall mean the yield to maturity, if any, set forth on the face of such Security.

                                  ARTICLE TWO
                                 THE SECURITIES.

     Section 2.01. Forms of Securities. The Securities shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements imprinted thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval).

     Prior to the first delivery of Securities of any series in any such form to the Trustee for authentication, the Corporation shall deliver to the Trustee the following:

          (1) The Board Resolution or Board Resolutions by or pursuant to which the form or forms of such Securities have been approved and the Board Resolution or Board Resolutions establishing the terms of such Securities or authorizing officers or directors of the Corporation to establish such terms;

          (2) An Officers' Certificate delivered to the Trustee, stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

          (3) An Opinion of Counsel stating that the form or forms of such Securities have been approved by or pursuant to a Board Resolution or Board Resolutions in conformity with the provisions of the Indenture; that a Board Resolution or Board Resolutions establishing the terms of such Securities or authorizing officers or directors of the Corporation to establish such terms have been duly adopted by the Board of Directors; and that when the terms, if any, of such Securities not established by such Board Resolution or Board Resolutions have been established in accordance with the authority conferred thereby and Securities in such approved form or forms have been completed by appropriate insertions and executed and delivered by the Corporation to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such Opinion of Counsel, such Securities will be legal, valid and binding obligations of the Corporation entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of holders of such Securities.

After any such first delivery, any separate request by the Corporation that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Corporation that all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities continue to be complied with.

     The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.01 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing the same (execution thereof to be conclusive evidence of such approval).

     Any Global Security issued hereunder shall bear a legend substantially to the following effect: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY," or to such effect as shall be required by the Depositary.

     Section 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities issued under the Indenture described herein.

                                          MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK, AS TRUSTEE


                                          BY_____________________________
                                                AUTHORIZED OFFICER



                                 ARTICLE THREE

                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                             EXCHANGE OF SECURITIES.


     Section 3.01. Title, Amount and Terms of Securities. The aggregate principal amount of Securities which may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities may be issued in an aggregate principal amount up to the aggregate principal amount of Securities from time to time authorized by or pursuant to Board Resolutions.

     The Securities may be issued in one or more series, each of which shall be issued by or pursuant to a Board Resolution. With respect to any particular series of Securities, there shall be established by or pursuant to a Board Resolution and set forth (or the manner of determination set forth) in an Officers' Certificate:

          (1) the title of the Securities of that series (which shall distinguish the Securities of that series from Securities of all other series);

          (2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.04, 3.05, 3.06, 4.06, 11.04, 17.07 or 19.03);

          (3) the date or dates on which the principal of the Securities of that series is payable;

          (4) the rate or rates, or the method to be used in ascertaining the rate or rates, at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record date for the interest payable on any interest payment date;

          (5) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable;

          (6) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Corporation;

          (7) the obligation, if any, of the Corporation to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of that series shall be issuable;

          (9) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01;

          (10) if applicable, the place or places at which, the period or periods within which, the price or prices at which and the terms and conditions, if any, upon which Securities of that series shall be exchangeable for Capital Securities of the Corporation, which terms and conditions shall not be inconsistent with Article Seventeen;

          (11) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency (which may be a composite currency) in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of that series shall be payable;

          (12) if the principal of (and premium, if any) or interest, if any, on the Securities of that series are to be payable, at the election of the Corporation or a holder thereof, in a coin or currency (including a composite currency) other than that in which the Securities would be payable but for such election, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (13) if the amounts of principal (and premium, if any) or interest, if any, payable with respect to the Securities of the series are to be determined with reference to an index based on any currency (including a composite currency) the manner in which such amounts shall be determined;

          (14) if the Securities of that series are convertible into or exchangeable for other securities of the Corporation, the terms upon which the Securities of that series shall be convertible into or exchangeable for such other securities;

          (15) if the Securities of that series are convertible into Common Stock, the Conversion Price therefor, the period during which such Securities are convertible and any terms and conditions for the conversion of such Securities which differ from Article Nineteen;

          (16) whether the Securities of that series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Securities; and

          (17) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

     The Pre-Amendment Securities shall be subordinate and junior in right of payment to Senior Indebtedness and the Post-Amendment Securities shall be subordinate and junior in right of payment to Senior Indebtedness and, in certain circumstances, to Additional Senior Obligations, as provided in Article Sixteen.

     All Securities of any particular series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution relating thereto and set forth (or the manner of determination set forth) in an Officers' Certificate.

     Section 3.02. Denominations, Dates, Interest Payment and Record Dates. In the absence of any provision to the contrary in the form of Security of any particular series, the Securities shall be issuable as registered Securities without coupons in the denominations of $1,000 and any multiple of $1,000. Every Security shall be dated the date of its authentication and shall bear interest, if any, from the date specified in or pursuant to the Board Resolution authorizing the issuance thereof.

     The Person in whose name any Security is registered at the close of business on any record date (as hereinafter in this Section 3.02 defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Corporation shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Corporation to the holders of Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. As used in this
Section 3.02, the term "record date" for the interest payable on any Security on any interest payment date (except a date for payment of defaulted interest) shall mean the date, if any, specified in such Security as the "record date" for the interest payable on such Security on any interest payment date for such Security (except a date for payment of defaulted interest on such Security).

     Except as otherwise specified as contemplated in Section 3.01 for Securities of any series, if any Security of any series is exchanged for Capital Securities after any record date and on or prior to the next succeeding interest payment date for such series (other than any Security whose maturity is prior to such interest payment date), interest due on such interest payment date shall be paid by the Corporation on such interest payment date notwithstanding such exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name the Security is registered at the close of business on such record date.

     Section 3.03. Execution of Securities. The Securities shall be signed in facsimile in the name and on behalf of the Corporation by the Chairman of the Board, the President, a Vice Chairman of the Board or the Chief Financial Officer (or any other officer certified by any of the foregoing officers in an Officers' Certificate to be an executive officer of the Corporation), under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise), attested by its Secretary or an Assistant Secretary. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02, executed by the Trustee, or
Section 8.14, executed by the Authenticating Agent, if any, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Corporation shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Corporation who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Corporation, such Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Securities had not ceased to be such officer of the Corporation; and any Security may be signed on behalf of the Corporation by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Corporation, although at the date of the execution of this Indenture any such Person was not such an officer.

     Section 3.04. Exchange and Registration of Transfer of Securities. Securities of any series (except for Global Securities) may be exchanged for an equal aggregate principal amount of Securities of other authorized denominations of the same series of like tenor. Securities to be exchanged shall be surrendered at the office or agency to maintained by the Corporation for such purpose in the Borough of Manhattan, The City of New York, as provided in
Section 5.02, and the Corporation shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive.

     The Corporation shall keep, at said office or agency, a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for registration of Securities and registration of transfers of Securities as in this Article Three provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee and the Corporation. The Bank is hereby appointed Security registrar for the purpose of registering Securities and registering the transfers of Securities as herein provided.

Upon due presentment for registration of transfer of any Security of a particular series at such office or agency and compliance in full with the conditions of this Section 3.04, the Corporation shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for an equal aggregate principal amount.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the legal, valid and binding obligations of the Corporation, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

     During the period of 15 days preceding any date for payment of principal of or interest on Securities of a series, the Corporation shall not be required to register the transfer of or to exchange any Securities of such series. In addition, the Corporation shall not be required (i) to register the transfer of or to exchange any Securities of a series for a period of 15 days immediately preceding any date fixed for any selection of Securities of such series to be redeemed or to be exchanged for Capital Securities, and (ii) to register the transfer of or to exchange any Securities of a series, or portion thereof, selected for redemption or for exchange for Capital Securities, except the unredeemed or unexchanged portion of any Security being redeemed or exchanged in part.

     All Securities presented for registration of transfer or for exchange or payment shall (if so required by the Corporation or the Security registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Security registrar duly executed by, the holder or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Securities, but the Corporation or the Security registrar may (except as otherwise provided in Sections 3.06, 4.06, 11.04 and 17.07) required payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Notwithstanding any other provision of this Section 3.04, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities evidenced in whole or in part by a Global Security, the Depositary may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities of such series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

      If at any time the Depositary for the Securities of a series notifies the Corporation that it is unwilling or unable to continue as a Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Corporation shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, the Corporation will execute, and the Trustee, upon the written request or authorization of any officer of the Corporation, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing Securities of such series in exchange for such Global Security or Global Securities.

     In the event that (i) the Corporation at any time and in its sole discretion determines that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities or (ii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities of any series, the Corporation will execute, and the Trustee, upon the written request or authorization of any officer of the Corporation, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

     If so established pursuant to Section 3.01 with respect to Securities of any series, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange, in whole or in part, for Securities of such series in definitive form on such terms as are acceptable to the Corporation and such Depositary. Thereupon, the Corporation shall execute and the Trustee shall authenticate and deliver, without charge,

          (i) to each Person specified by the Depositary, a new Security or Securities of the same series in definitive form in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the surrendered Global Security; and

          (ii) to the Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities of such series delivered in definitive form to Securityholders pursuant to clause
     (i) above.

     Upon the exchange of a Global Security or Global Securities for Securities of such series in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in definitive form in exchange for a Global Security pursuant to this Section 3.04 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities in definitive form to the Person in whose name such Securities are so registered.

     Section 3.05. Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Corporation, to the Security registrar and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation, the Security registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     The Trustee may authenticate any substitute Security and deliver the same upon the written request or authorization of any officer of the Corporation. Upon the issuance of any substituted Security, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees of the Corporation, the Trustee and paying agent or Security registrar connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Corporation may, instead of issuing a substitute Security, pay or authorize the payment of the same or exchange or authorize the exchange of same (without surrender thereof except in the case of a mutilated Security) if the applicant shall furnish to the Corporation, to the Security registrar and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in the case of destruction, loss or theft, evidence satisfactory to the Corporation, the Security registrar and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

     Every substituted Security issued pursuant to the provisions of this
Section 3.05 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude to the extent permitted by law any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 3.06. Temporary Securities. Pending the preparation of definitive Securities of any series, the Corporation may execute and the Trustee shall authenticate and deliver temporary Securities (printed or lithographed) of such series. Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities of such series, all as the officers of the Corporation executing such Securities may determine, as evidenced by their execution of such Securities. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities of such series of like tenor. Without unreasonable delay the Corporation will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series. Such exchange shall be made by the Corporation at its own expense. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under, and be subject to the terms and conditions of, this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

     Section 3.07. Cancellation of Securities Paid, etc. All Securities surrendered for the purpose of payment, exchange, conversion or registration of transfer shall, if surrendered to the Corporation, any paying agent, any Security registrar or any Exchange Agent, be delivered to the Trustee for cancellation and, if not already cancelled, promptly cancelled by it, or, if surrendered to the Trustee, shall, if not already cancelled, be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities and deliver a certificate of such destruction to the Corporation. If the Corporation shall acquire any of the Securities, however, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

     Section 3.08. Computation of Interest. Except as otherwise established pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.


                                  ARTICLE FOUR
                            REDEMPTION OF SECURITIES.

     Section 4.01. Applicability of This Article. Redemption of Securities (whether by operation of a sinking fund or otherwise) as permitted or required by the terms of any form of Security issued pursuant to this Indenture shall be made in accordance with such terms and this Article; provided, however, that if any provisions of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security shall be subject to partial redemption only in the amount of $1,000 or integral multiples of $1,000. This Article shall not be applicable to exchanges of Securities for Capital Securities or any Secondary Offering relating thereto.

     Section 4.02. Election to Redeem; Notice to Trustee. The election of the Corporation to redeem any Securities shall be made in accordance with the terms of the form of Security for such series. In case of any redemption at the election of the Corporation of less than all of the Securities of any particular series, the Corporation shall, at least 60 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed.

     Section 4.03. Selection of Securities to Be Redeemed. If less than all the Securities of a particular series are to be redeemed, the Trustee, not more than 60 days prior to the date fixed for redemption, shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof (in multiples of $1,000, except as set forth in the applicable form of Security) of such series to be redeemed. The Trustee shall promptly notify the Corporation in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     Section 4.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the date fixed for redemption, to each holder of Securities to be redeemed, at his address as it appears on the registry books of the Corporation.

         With respect to Securities of each series to be redeemed, each notice of redemption shall state:

          (1) the date fixed for redemption for Securities of such series;

          (2) the redemption price at which Securities of such series are to be redeemed and the amount of interest payable thereon, if any;

          (3) if less than all outstanding Securities of such particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

          (4) that on the date fixed for redemption, the redemption price at which such Securities are to be redeemed and any accrued interest will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

          (5) the place or places where such Securities are to be surrendered for payment of the redemption price at which such Securities are to be redeemed and any accrued interest;

          (6) if applicable, the Conversion Price with respect to such Securities, that a holder of the Securities to be redeemed who desires to convert such Securities must satisfy the requirements for conversion applicable to such Securities, and that the right to convert such Securities shall expire after the close of business on the date fixed for redemption; and

          (7) that the redemption is for a sinking fund, if such is the case.

     Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation's request, by the Trustee in the name and at the expense of the Corporation. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     Section 4.05. Deposit of Redemption Price. Prior to the redemption date specified in the notice of redemption given as provided in Section 4.04, the Corporation will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the applicable redemption price and (except if the date fixed for redemption is the date on which any regular payment of interest becomes due) to pay interest, if any, accrued to the date fixed for redemption on all the Securities which are to be redeemed on that date.

     Section 4.06. Payment of Securities Called for Redemption. If any notice of redemption has been given as provided in Section 4.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Corporation shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, including the right to convert such Securities or portions thereof, if the terms of such Securities established pursuant to Section 3.01 provide for conversion, and the holders thereof shall have no right in respect of such Securities, except to receive payment of the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, that any regular payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date, subject to the terms and provisions of Section 3.02, and, if applicable, Section 19.03.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the date fixed for redemption at the rate prescribed therefor in the Security.

     If any Security called for redemption is converted pursuant to Article Nineteen, any moneys deposited with the Trustee or any paying agent for the purpose of redeeming such Security shall be promptly repaid to the Corporation.

     Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the

Corporation, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented. If a Global Security is so redeemed and surrendered, such new Security so issued shall be a new Global Security.


                                  ARTICLE FIVE
                    PARTICULAR COVENANTS OF THE CORPORATION.


     Section 5.01. To Pay Principal and Interest. The Corporation will duly and punctually pay, or cause to be paid, the principal of (and premium, if any) and interest, if any, on each and every Security at the times and place and in the manner provided herein and in such Securities. Interest upon Securities shall be payable without presentment of such Securities, and only to or upon the written order of the registered holders thereof determined as provided in Section 3.02. For all purposes of this Indenture, the exchange of Capital Securities for Securities of any series pursuant to the terms of such Securities and this Indenture shall constitute full payment of the principal of the Securities of such series being exchanged on any Exchange Date for Capital Securities, without prejudice to any Securityholder's rights pursuant to Section 17.09. The Corporation shall have the right to require a Securityholder, in connection with the payment of the principal of (and premium, if any) or interest, if any, on a Security, to present at the office or agency of the Corporation at which such payment is made a certificate, in such form as the Corporation may from time to time prescribe, to enable the Corporation to determine its duties and liabilities with respect to any taxes, assessments or governmental charges which it may be required to deduct or withhold therefrom under any present or future law of the United States of America or of any State, County, Municipality or taxing authority therein, and the Corporation shall be entitled to determine its duties and liabilities with respect to such deduction or withholding on the basis of information contained in such certificate or, if no such certificate shall be so presented, on the basis of any presumption created by any such law, and shall be entitled to act in accordance with such determination.

     Section 5.02. To Maintain Office or Agency. So long as any Securities remain outstanding, the Corporation will maintain in the Borough of Manhattan, City and State of New York, an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and exchange or conversion as provided in this Indenture, and an office or agency where notices or demands to or upon the Corporation in respect of this Indenture and where Capital Securities Election Forms with respect to any series of Securities may be served. Until otherwise designated by the Corporation in a written notice to the Trustee, the office or agency for all such purposes shall be the principal corporate trust office of the Bank in the Borough of Manhattan, City and State of New York. In case the Corporation shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notices and Capital Securities Election Forms may be served, with respect to any series of Securities or in respect of this Indenture, at the principal office of the Trustee, and the Corporation hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     In addition to any such office or agency the Corporation may from time to time constitute and appoint one or more paying agents for the payment of such Securities, in one or more other cities, and may from time to time rescind such appointments, as the Corporation may deem desirable or expedient. The Corporation will give prompt written notice to the Trustee of any such appointment or rescission and of any change in the location of any such appointed paying agent.

     Section 5.03. To Fill a Vacancy in the Office of Trustee. The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Article Eight, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 1.01. Appointment of Paying Agents and Exchange Agents; Money for Securities Payments to be Set Aside in Trust; Transfer of Moneys Held by Paying Agents. (a) If, as to any series of Securities, the Corporation shall appoint a paying agent or Exchange Agent other than the Trustee, it will cause such paying agent or Exchange Agent to execute and deliver to the Trustee an instrument in which such paying agent or Exchange Agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

          (1) that it will hold all sums (including Capital Securities, if required) held by it as such paying agent or Exchange Agent for the payment of the principal (including principal to be paid by the delivery of Capital Securities) of (and premium, if any) or interest, if any, on such Securities in trust for the benefit of the holders of the Securities entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such holders or otherwise as herein provided;

          (2) that it will give the Trustee notice of any failure by the Corporation in the making of any deposit with such paying agent or Exchange Agent for the payment of principal (including principal to be paid by the delivery of Capital Securities) of (and premium, if any) or interest, if any, on such Securities which shall have become payable and of any default by the Corporation in making any payment of the principal (including principal to be paid by the delivery of Capital Securities) of (and premium, if any) or interest, if any, on such Securities when the same shall be due and payable; and

          (3) that it will at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums (including Capital Securities, if required) so held in trust by such paying agent or Exchange Agent.

     (b) If the Corporation or the Bank shall act as paying agent or Exchange Agent as to any series of Securities, it will, on or before each due date of the principal (including principal to be paid by the delivery of Capital Securities) of (and premium, if any) or interest, if any, on such Securities, set aside and hold in trust for the benefit of the holders of such Securities entitled thereto a sum (including Capital Securities, if required) sufficient (together with any sums (including Capital Securities, if required) deposited with any other paying agent or Exchange Agent for such purpose) to pay such principal (including principal to be paid by the delivery of Capital Securities) (and premium, if any) or interest, if any, so becoming due and will notify the Trustee of any failure by it to take such action. Whenever the Corporation shall have one or more paying agents or Exchange Agents with respect to any particular series of Securities, it will, on or before each due date of the principal (including principal to be paid by the delivery of Capital Securities) of (and premium, if any) or interest, if any, on the Securities, deposit with a paying agent or Exchange Agent a sum sufficient to pay such principal (including principal to be paid by the delivery of Capital Securities) (and principal to be paid by the delivery of Capital Securities) (and premium, if any) or interest, if any, so becoming due, such sums (including Capital Securities, if required) to be held in trust for the benefit of the holders of such Securities entitled thereto, and (unless the paying agent or Exchange Agent is the Trustee) the Corporation will notify the Trustee of failure by it to take such action.

     (c) Anything in this Section 5.04 to the contrary notwithstanding, the Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture pursuant to Article Thirteen, or for any other purpose, pay or cause to be paid to the Trustee all sums (including Capital Securities, if required) held in trust by the Corporation or any paying agent or Exchange Agent as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums (including Capital Securities, if required) in trust as provided in this Section 5.04 is subject to the provisions of Section 13.03 and 13.04.

     Section 5.05. Maintenance of Corporate Existence, Rights and Franchise. So long as any of the Securities shall be outstanding, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises to carry on its business; provided, however, that nothing in this Section 5.05 shall prevent (i) any consolidation or merger of the Corporation, or any sale or conveyance of all or substantially all its property and assets, permitted by Article Twelve, (ii) the liquidation or dissolution of the Corporation after a sale or conveyance of all or substantially all its property and assets permitted by Article Twelve or
(iii) the forfeiture or abandonment of any such right or franchise in any jurisdiction if the Board of Directors shall determine that preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Securityholders.

     Section 5.06. Certificate as to No Default. The Corporation hereby covenants and agrees to deliver to the Trustee, not less often than annually and in any case within 120 days after the end of each fiscal year of the Corporation, commencing with the fiscal year ending December 31, 1987, a certificate from the Chairman of the Board, the President, any Vice Chairman of the Board, the Chief Financial Officer, the Treasurer or the Principal Accounting Officer of the Corporation as to his or her knowledge of the Corporation's compliance with all conditions and covenants under this Indenture. For purposes of this Section 5.06, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

     Section 5.07. Limitation on Sale of Stock of the Bank. For the exclusive benefit of the Pre-Amendment Securities, but subject to the provisions of Article Twelve, the Corporation will not sell, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, nor will it permit the Bank to issue any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank; provided, however, that the foregoing shall not prohibit any such issuance, sale, transfer or disposition consisting of (i) issuances or sales of directors' qualifying shares, (ii) issuances or sales of shares to the Corporation, (iii) sales or other dispositions or issuances for fair market value, as determined by the Board of Directors of the Corporation, if after giving effect to such sales, dispositions or issuances and to the issuance of any shares of Voting Stock of the Bank issuable upon conversion of convertible securities or upon the exercise of options, warrants or rights, the Corporation would own directly or indirectly not less than 80% of the issued and outstanding shares of Voting Stock of the Bank, (iv) sales, transfers or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction, and (v) sales of shares of Voting Stock of the Bank made by the Bank to its shareholders if the sale does not reduce the percentage of shares of Voting Stock of the Bank owned by the Corporation.

     For the purposes of this Section 5.07, the term "Voting Stock of the Bank" shall mean stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the Board of Directors of the Bank, other than stock having such power only by reason of the happening of a contingency.


                                  ARTICLE SIX

              SECURITYHOLDERS LISTS AND REPORTS BY THE CORPORATION
                                AND THE TRUSTEE.


     Section 6.01. Securityholders Lists. The Corporation covenants and agrees that, with respect to each series of Securities, it will furnish or cause to be furnished to the Trustee, (a) semiannually, not less than 45 days nor more than 60 days after (i) each record date for the payment of interest on any interest payment date (except a date for payment of defaulted interest) in the case of interest-bearing Securities or (ii) the last business day of each June and December in the case of non-interest-bearing Securities, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Corporation of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Securities of such series as of a date not more than l5 days prior to the time such information is furnished; provided, however, that if the Trustee shall be the Security register, such list shall not be required to be furnished.

     Section 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 6.01 and received by the Trustee in its capacity as Security registrar or paying agent if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

     (b) In case three or more holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of such series with respect to their rights under this Indenture or under the Securities of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or

          (2) inform such applicants as to the approximate number of holders of Securities of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of Securities of such series whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02 a copy of the form of proxy or other communication which is specified in such request, with responsible promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every holder of the Securities, by receiving and holding the same, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any paying agent nor any Exchange Act nor any Security registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section 6.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

     Section 6.03. Reports by the Corporation. (a) The Corporation covenants and agrees to file with the Trustee within 15 days after the Corporation is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Corporation covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Corporation covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the registry books of the Corporation, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsection (a) or (b) of this Section
6.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

     Section 6.04. Reports by the Trustee. (a) On or before May 15, 1988, and on or before May 15 in every year thereafter, so long as any Securities are outstanding hereunder, the Trustee shall transmit to the Securityholders for which it is acting as Trustee, as hereinafter in this Section 6.04 provided, a brief report dated as of the preceding March 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be so transmitted):

          (1) any change to its eligibility under Section 8.09 and its qualification under Section 8.08;

          (2) the creation of or any material change to a relationship which is the subject of Section 8.08;

          (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities with respect to which it is acting as Trustee, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of such Securities outstanding on the date of such report;

          (4) any change to the amount, interest rate or maturity date of all other indebtedness owing by the Corporation (or by any other obligor on such Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner which is the subject of Section 8.13;

          (5) any change to the property and funds, if any, physically in the possession of the Trustee, for the benefit of any series of Securities, at the date of such report;

          (6) any additional issue of Securities with respect to which it is acting as Trustee which it has not previously reported; and

          (7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects such Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.08.

     (b) The Trustee shall transmit to the Securityholders with respect to which it is acting as Trustee, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such), since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 6.04 (or, if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities with respect to which it is acting as Trustee on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect ) to report such advances if such advances remaining unpaid at any time aggregate the percent or less of the principal amount of such Securities outstanding at such time, such report to be transmitted within 90 days after such time.

     (c) Reports pursuant to this Section 6.04 shall be transmitted by mail to all holders of Securities as the names and addresses of such holders appear upon the registry books of the Corporation.

     (d) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange upon which the Securities with respect to which it is acting as Trustee are listed and also with the Securities and Exchange Commission. The Corporation will notify the Trustee when and as such Securities become listed on any stock exchange.

                                 ARTICLE SEVEN

                   EVENTS OF DEFAULT; REMEDIES OF THE TRUSTEE
                               AND SECURITYHOLDERS


         Section 7.01. Events of Default; Remedies. The occurrence of any of the following events shall constitute an Event of Default hereunder with respect to the Securities of any particular series:

         (a) with respect to Pre-Amendment Securities, a court having jurisdiction in the premises shall have entered a decree or order for relief in respect to the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of sixty consecutive days; or, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, custodian, sequestrator or other similar official of the Corporation or of all or substantially all of the property of the Corporation, or for the winding up or liquidation of the affairs of the Corporation, shall have been entered, and such decree or order shall have continued unstayed and in effect for a period of sixty consecutive days; or, with respect to Post-Amendment Securities, a court having jurisdiction in the premises shall have entered a decree or order for relief in respect to the Corporation in an involuntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of sixty consecutive days; or

         (b) with respect to Pre-Amendment Securities, the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or a political subdivision thereof, or consent to the entry of an order for relief in an involuntary case under any such law, or, consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Corporation or of all or substantially all of the property of the Corporation, or make any general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due; or, with respect to Post-Amendment Securities, the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or a political subdivision thereof, or consent to the entry of an order for relief in an involuntary case under any such law; or

         (c) any other Event of Default specifically provided by the terms of the Securities of such series.

In case one or more of the Events of Default as specified above shall have occurred and be continuing with respect to the Securities of any particular series, then and in each and every such case, unless the principal of all of the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Securities of that series then outstanding hereunder, by notice in writing to the Corporation (and to the Trustee if given by Securityholders), may declare the principal or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities, of all the Securities of that series to be due and payable in cash immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of that series contained to the contrary notwithstanding. This provision, however, is subject to the conditions that if, at any time after such principal or such amount of principal, as the case may be, shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Corporation shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Securities of that series and the sum in cash or, if applicable, Capital Securities then required pursuant to the terms of such Securities equal to the principal of (and premium, if any, on) any and all Securities of that series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest) (to the extent that payment of such interest is enforceable under applicable law) and on such principal (and premium, if any) at the rate of interest (or, in the case of Discounted Securities, at the Yield to Maturity) borne by such Securities, to the date of such payment or deposit, and the expenses of the Trustee, and any and all defaults under this Indenture with respect to the Securities of that series, other than the nonpayment of principal of (and premium, if any) and accrued interest on the Securities of that series which shall have become due by acceleration shall have been remedied - then and in every such case the holders of a majority in aggregate principal amount of the Securities of that series then outstanding, by written notice to the Corporation and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

            In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation and the Trustee shall continue as though no such proceeding has been taken.

            Upon declaration by the Trustee or receipt by the Trustee of any written declaration of acceleration, or waiver, rescission, and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining holders of outstanding Securities of such series entitled to join in such declaration of acceleration, or waiver, rescission, and annulment, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or waiver, rescission, and annulment, as the case may be. The holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or waiver, rescission, and annulment, as the case may be, whether or not such holders remain holders after such record date; provided, that unless such declaration of acceleration, or waiver, rescission, and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or waiver, rescission, and annulment, as the case may be, shall automatically and without further action by any holder be cancelled and of no further effect.

         Section 7.02. Payment of Securities on Default; Suit Therefor. The Corporation covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Securities of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment (including any obligation to exchange Capital Securities for Securities of a series pursuant to Article Seventeen) of the principal of (or premium, if any,
on) any of the Securities of any series as and when the same shall have become due and payable, whether at maturity of the Securities of that series or by declaration or otherwise, or (c) default is made in the performance of any covenant of the Corporation in this Indenture or in the terms of the Securities of a series (other than a covenant a default in whose performance is elsewhere in this Section or in the terms of the Securities of such series specifically addressed), and such default continues for a period of 60 days after there has been given, by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Securities of any affected series, a written notice specifying such default and requiring that it be remedied, then, upon demand of the Trustee, the Corporation will pay to the Trustee, for the benefit of the holders of such Securities, the whole amount that then shall have become due and payable on all such Securities for principal (and premium, if any) or interest, if any, (including the delivery of any Capital Securities then required to be delivered), with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate of interest (or the Yield to Maturity in the case of Discounted Securities) borne by the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts owed to the Trustee and any predecessor Trustee under Section 8.06; and further, with respect to an event referred to in clause (c), the Trustee in its discretion may proceed to protect and enforce the rights of the Securityholders and the Trustee by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Each of the events referred to in (a), (b) and (c) is referred to herein as a "Default".

            Upon notice of Default to the Corporation by the Trustee or receipt by the Trustee of any notice of Default, with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining holders of outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the date the Trustee receives such direction. The holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such holders remain holders after such record date; provided, that unless such requisite percentage in aggregate principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any holder be cancelled and of no further effect.

            In case the Corporation shall fail forthwith to pay such amounts (including the delivery of any Capital Securities then required to be delivered) or take any action to comply with any covenant or agreement in this Indenture upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid and the delivery of any Capital Securities required to be delivered and not so delivered, or the performance of any covenant or agreement in this Indenture, or in the case of the failure to delivery Capital Securities as required by Article Seventeen moneys equal to the principal amount of the Securities for which the Capital Securities were to be exchanged, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation and collect in the manner provided by law out of the property of the Corporation wherever situated the moneys (or moneys equal to the principal amount of any Securities for which Capital Securities were to be exchanged) adjudged or decreed to be payable.

            In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any political subdivision thereof, or in case there is appointed a receiver, liquidator, trustee, assignee, custodian, sequestrator or similar official of the Corporation or for all or substantially all of the property of the Corporation, or in case of any other similar judicial proceeding relative to the Corporation, or to the creditors or property of the Corporation, the Trustee, irrespective of whether the principal of such Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (and premium, if any) and interest, if any (or, if the Securities of any series are Discounted Securities, such portion of the principal amount as may be provided for in such Securities), owing and unpaid in respect of such Securities, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and any predecessor Trustee and of the holders of such Securities allowed in such judicial proceedings relative to the Corporation, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, custodian, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by the Trustee or any predecessor Trustee up to the date of such distribution.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of any Security of any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

            All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof in any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

         Section 7.03. Application of Moneys Collected by Trustee. Subject to the provisions of Article Sixteen, any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                  First: To the payment of all amounts owing to the Trustee and any predecessor Trustee under Section 8.06;

                  Second: In case the principal of the outstanding Securities in respect of which moneys have been collected shall not have become due and be unpaid, to the payment of interest, if any, on such Securities, in the order of the maturity of the installments of such interest, with interest (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate of interest (or the Yield to Maturity in the case of Discounted Securities) borne by such Securities, such payments to be made ratably to the Persons entitled thereto;

                  Third: In case the principal of the outstanding Securities in respect of which moneys and Capital Securities have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal (and premium, if any) and interest, if any, with interest on the overdue principal (and premium, if any) and (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate of interest (or the Yield to Maturity in the case of Discounted Securities) borne by such Securities; and in case such moneys (and Capital Securities, if required) shall be insufficient to pay in full the whole amounts so due and unpaid upon such Securities, then to the payment of such principal (and premium, if any) and interest without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any) or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest;

                  Fourth: To the payment of the balance, if any, to the Corporation or any other Person or Persons legally entitled thereto.

         Section 7.04. Proceedings by Securityholders. No holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of Default and of the continuance thereof, as hereinbefore provided, (ii) the holders of not less than twenty-five percent in aggregate principal amount of the Securities of that series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding, and (iv) no direction inconsistent with any such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Securities of such series at the time outstanding; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of that series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Securities, or to obtain or seek to obtain priority over or preference to any such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of that series.

            Notwithstanding any other provisions in this Indenture, the right of any holder of any Security to receive payment of the principal of (any premium, if any) and interest, if any, on such Security (or to have Capital Securities exchanged for such Security pursuant to Article Seventeen), on or after the respective due dates expressed in such Security, or to have the Security converted into shares of Common Stock, securities or other property pursuant to Article Nineteen, or to institute suit for the enforcement of any such payment, exchange or conversion on or after such respective dates, shall not be impaired or affected without the consent of such holder.

            Upon receipt by the Trustee of any such notice, request and offer of indemnity with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining holders of outstanding Securities of such series entitled to join in such notice, request and offer of indemnity, which record date shall be at the close of business on the day the Trustee receives such notice, request and offer of indemnity. The holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, request and offer of indemnity, whether or not such holders remain holders after such record date; provided, that unless the requisite percentage in aggregate principal amount shall have been obtained prior to the day which is 90 days after such record date, such notice, request and offer of indemnity shall automatically and without further action by any holder be cancelled and of no further effect.

         Section 7.05. Proceedings by Trustee. In case of an Event of Default referred to in Section 7.01 or any of the Defaults referred to in Section 7.02 the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 7.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Securityholders may be exercised from time to time and as often as shall be deemed expedient by the Trustee or by the Securityholders.

         Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, executive committee, or a trust committee of directors and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities of any series, the holder of a majority in aggregate principal amount of the Securities of that series at the time outstanding may on behalf of the holders of all Securities of that series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of the principal of (or premium, if any) or interest, if any, on the Securities of that series (or in the delivery of Capital Securities in exchange for any Securities of that series when required). Upon any such waiver the Corporation, the Trustee and the holders of such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture with respect to such Securities be deemed to have been cured and to be not continuing.

            Upon receipt by the Trustee of any such direction (including the waiver of a Default or Event of Default) with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining holders of outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the date the Trustee receives such direction. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such direction, whether or not such holders remain holders after such record date; provided, that unless such majority in aggregate principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any holder be cancelled and of no further effect.

         Section 7.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, mail to all holders of such Securities, as the names and addresses of such holders appear upon the registry books of the Corporation, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section
7.08 being hereby defined to be any Event of Default or Default, not including periods of grace, if any, provided for therein or in the terms of the Securities of any series and irrespective of the giving of the notice, if any, specified therein or in the terms of the Securities of any series); provided, however, that, except in the case of an event described in either clause (a) or (b) of
Section 7.01 or a Default in the payment of the principal of (or premium, if any) or interest, if any, on any such Securities, or in the obligation to exchange Capital Securities for such Securities pursuant to Article Seventeen, the Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee, or a trust committee of directors of the Trustee and/or Responsible Officers in good faith determines that the withholding of such notice is in the interest of the holders of such Securities.

         Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholders, or group of Securityholders, holding in the aggregate more than ten percent in principal amount of the Securities outstanding of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security against the Corporation on or after the due date expressed in such Security or the right to exchange any Security for Capital Securities as provided in Article Seventeen.

                                 ARTICLE EIGHT
                             CONCERNING THE TRUSTEE.

         Section 8.01. Duties and Responsibilities of Trustee. With respect to the Securities of any particular series the Trustee, prior to the occurrence of an Event of Default or Default and after the curing of all Events of Default and Defaults which may have occurred, in each case, with respect to the Securities of such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default or a Default has occurred (which has not been cured or waived) with respect to the Securities of any particular series the Trustee shall, with respect to the Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

         (a) prior to the occurrence of an Event of Default or a Default with respect to the Securities of any particular series and after the curing or waiving of all Events of Default or Defaults with respect to the Securities of any particular series which may have occurred

                  (1) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any particular series at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         Section 8.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 8.01.

         (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, constant, order, approval, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Corporation mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

         (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (f) prior to the occurrence of an Event of Default or a Default with respect to the Securities of any particular series hereunder and after the curing or waiving of all Events of Default and Defaults with respect to the Securities of such series, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of not less than a majority in principal amount of the Securities of such series then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the cost, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of an agent or attorney appointed by it with due care hereunder.

         Section 8.03. No Responsibilities for Recitals, etc. The recitals contained herein and in the Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities or any Capital Securities or shares of Common Stock. The Trustee shall not be accountable for the use or application by the Corporation of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

         Section 8.04. Trustee, Paying Agent, Exchange Agent or Registrar May Own Securities. The Trustee or any paying agent, Exchange Agent or Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, Exchange Agent or Security registrar.

         Section 8.05. Moneys to be Held in Trust. Subject to the provisions of
Section 13.04, all moneys received by the Trustee or any paying agent or Exchange Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Moneys held by the Trustee or any paying agent or Exchange Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent or Exchange Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Corporation to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by the Chairman of the Board, the President, a Vice Chairman of the Board, the Chief Financial Officer or the Treasurer of the Corporation (or any other officer certified by any of the foregoing officers to be an executive officer of the Corporation).

         Section 8.06. Compensation and Expenses of Trustee. The Corporation covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Trustee and any predecessor Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any predecessor Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of their counsel and of all Persons not regularly in their employ) except to the extent that any such expense, disbursement or advance is due to its own negligence or bad faith. The Corporation also covenants to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith. The obligations of the Corporation under this Section
8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute a prior claim to that of the Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the benefit of the holders of particular Securities.

         Section 8.07. Officers' Certificate as Evidence. Subject to the provisions of Sections 8.01 and 8.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         Section 8.08. Conflicting Interest of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture.

         Section 8.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Corporation nor any Person directly or indirectly controlling, controlled by or under common control with the Corporation shall serve as Trustee hereunder. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

         Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of Securities of such series at their addresses as they shall appear on the registry books of the Corporation. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees with respect to the Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to each successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Securityholders of such series, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any of the following shall occur --

                  (1) the Trustee shall fail to comply with the provisions of
         Section 8.08 after written request therefor by the Corporation or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Corporation or by any such Securityholder, or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Trustee with respect to all Securities and appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to each successor trustee, or, subject to the provisions of Section 7.09, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similar situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee or trustees.

         (c) The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding may at any time remove the Trustee with respect to such series and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten days after such nomination the Corporation objects thereto, in which case the Trustee so removed or any holder of Securities of such series, upon the terms and conditions and otherwise as in subdivision (a) of this Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

         Section 8.11. Acceptance by Successor Trustee. In the case of the appointment hereunder of a successor trustee with respect to all Securities, any successor trustee so appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Corporation, the predecessor trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to vest in, or confirm to, each successor trustee all the rights, powers, duties and obligations of the predecessor trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (2) if the predecessor trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, duties and obligations of the predecessor trustee with respect to the Securities of that or those series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and (3) shall add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the predecessor trustee shall become effective to the extent provided therein and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the predecessor trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, nevertheless, on the written request of the Corporation or any successor trustee, such predecessor trustee shall, upon payment of any amounts then due to it pursuant to Section 8.06 hereof, duly assign, transfer and deliver to such successor trustee all property and money held by such predecessor trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights, powers and trusts referred to in the two preceding sentences. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

            No successor trustee shall accept appointment as provided in this
Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified pursuant to the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Corporation shall mail notice of the succession of such trustee hereunder to all holders of Securities of the series affected as the names and addresses of such holders appear on the registry books of the Corporation. If the Corporation fails to mail such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

         Section 8.12. Succession by Merger, etc. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation or national banking association shall be otherwise qualified and eligible under this Article to act as Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

            In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 8.13. Preferential Collection of Claims Against Corporation. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Corporation or of any other obligor on the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Corporation or any other obligor on the Securities.

         Section 8.14. Appointment of Authenticating Agent. At any time the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Corporation. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Trustee agrees to pay to each Authenticating Agent from time to time (unless such Authenticating Agent shall otherwise agree) reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of
Section 8.06.

            The provisions of Sections 8.03, 8.04 and 9.03 shall be applicable to each Authenticating Agent.

            If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in substitution for the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            This is one of the Securities issued under the Indenture described herein.

                                        MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK,
                                                 as Trustee,
                                        By [Authenticating Agent],
                                            as Authenticating Agent

                                        By  ____________________________
                                                 Authorized Officer


                                  ARTICLE NINE
                         CONCERNING THE SECURITYHOLDERS.

         Section 9.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders of such Securities in person or by agent or proxy appointed in writing, or (b) by the record of the holders of such Securities voting in favor thereof at any meeting of holders of such Securities duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders of such Securities.

            Except as otherwise provided in Sections 7.01, 7.02, 7.04 and 7.07, the Corporation may set a record date in the circumstances permitted by the Trust Indenture Act of 1939 for the purpose of determining the holders of Securities of any series entitled to take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), or to vote on any action authorized or permitted to be given or taken by holders of Securities of such series; provided, that if a record date is not set by the Corporation prior to the first solicitation of a holder of Securities of such series in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of holders required to be provided pursuant to Section 6.01) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the holders of one or more series of Securities, only the holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to take, or vote on, the relevant action.

         Section 9.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instruments by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the

Trustee. The ownership of Securities shall be provided by the registry books of the Corporation or by a certificate of the Security registrar.

            The record of any Securityholders' meeting shall be proved in the manner provided in Section 10.06.

         Section 9.03. Who are Deemed Absolute Owners. The Corporation, the Trustee, any paying agent, any Security registrar and any Exchange Agent may deem the person in whose name any Securities shall be registered upon the registry books of the Corporation to be, and may treat such person as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment (including any obligation to exchange Capital Securities for Securities of a series pursuant to Article Seventeen) of or on account of the principal of (and premium, if any) and interest, if any, on such Security and for all other purposes; and neither the Corporation nor the Trustee nor any paying Agent nor any Security registrar nor any Exchange Agent shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any such Security.

            No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Corporation, the Trustee, any paying agent, any Security registrar or any Exchange Agent as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Security.

         Section 9.04. Corporation-Owned Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Corporation or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         Section 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this

Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security (including the election of the holder of a Security to receive Capital Securities on the Exchange Date) shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security.

                                  ARTICLE TEN
                           SECURITYHOLDERS' MEETINGS.

         Section 10.01. Purposes of Meetings. A meeting of holders of Securities of one or more series may be called at any time and from time to time pursuant to the provision of this Article Ten for any of the following purposes:

                  (1) to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by such Securityholders pursuant to any of the provisions of Article Seven;

                  (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

                  (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                  (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of one or more series under any other provision of this Indenture or under applicable law.

         Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of one or more series to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every such meeting of the Securityholders setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of each series affected at their addresses as they shall appear on the registry books of the Corporation. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

         Section 10.03. Call of Meetings by Corporation or Securityholders. In case at any time the Corporation, pursuant to a Board Resolution, or the holders of at least ten percent in aggregate principal amount of the Securities of one or more series then outstanding, shall have requested the Trustee to call a meeting of holders of Securities of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

         Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of holders of Securities of any series a person shall (a) be a holder of one or more Securities of such series or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Securities of such series. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

         Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Securityholders as provided in Section 10.03, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

            Subject to the provisions of Section 9.04, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount (in the case of Discounted Securities, such principal amount to be determined as provided in the definition of the term "outstanding") of Securities of each series affected, held or represented by such Securityholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of each series affected, held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the principal amount of the Securities of each series affected, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Securities of each series affected voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee.

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.07. Written Consent in Lieu of Meeting. The written authorization or consent of the requisite percentage of Securityholders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Nine and filed with the Trustee shall be effective in lieu of a meeting of Securityholders, with respect to any matter provided for in this Article Ten.

                                 ARTICLE ELEVEN
                            SUPPLEMENTAL INDENTURES.

         Section 11.01. Supplemental Indentures without Consent of Securityholders. The Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) to evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Corporation pursuant to Article Twelve hereof;

         (b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the holders of all or any series of the Securities as the Board of Directors and the Trustee shall consider to be for the protection of the holders of all the Securities or the Securities of any series, as the case may be (and if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are expressly being included solely for the benefit of the Securities of such series), and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

         (c) to provide for the issuance under this Indenture of Securities in bearer form, registrable or nonregistrable as to principal and with or without interest coupons, and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose, or to permit or facilitate the issuance of Securities in uncertificated form;

         (d) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01;

         (e) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

         (f) to provide for the terms and conditions upon which Securities which qualify as capital under rules, regulations, orders, interpretive rulings and guidelines of the Primary Federal Regulator as from time to time in effect may be issued and the terms and characteristics of any such Securities; provided, however, that any such Securities shall be subordinated to Senior Indebtedness as provided in Article Sixteen; provided further, that no such supplemental indenture shall effect any change in any Securities which may at the time be outstanding under this Indenture;

         (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11 hereof;

         (h) to provide for the terms and conditions of conversion into Common Stock, securities or other property of the Securities of any series which are convertible into Common Stock, securities or other property to the extent such terms and conditions differ from those set forth in Article Nineteen;

         (i) to add to, change or eliminate any of the provisions of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when no Security of any series entitled to the benefits of such provision and issued prior to the execution of such supplemental indenture is outstanding or (ii) shall not apply to any outstanding Security; or

         (j) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture which the Board of Directors may deem necessary or desirable and which shall not adversely affect in any material respect the interest of the holders of the Securities.

         The Trustee is hereby authorized to join with the Corporation in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Corporation and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 11.02.

         Section 11.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 9.01) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series affected by such supplemental indenture, the Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the right of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Security, (ii) reduce the principal amount of, or the interest (or premium, if any), on, any Security,
(iii) reduce the portion of the principal amount of a Discounted Security payable upon acceleration of the maturity thereof, (iv) reduce any amount payable upon redemption of any Security, (v) change the place or places where, or the coin or currency in which, any Security or any premium or the interest thereon is payable as specified in such Security, (vi) change the definition of "Market Value" in Section 1.01, (vii) impair the right of any holder of Securities of any series to receive on any Exchange Date for Securities of such series Capital Securities with a Market Value equal to that required by the terms of the Securities, (viii) impair the right of any holders of Securities of a series entitled to the conversion rights set forth in Article Nineteen to receive shares of Common Stock, securities or other property upon the exercise of such conversion rights, (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Security (including any right of redemption at the option of the holder of such Security), or for the delivery of Capital Securities in exchange for Securities pursuant to Article Seventeen, or to require the Corporation to sell Capital Securities in a Secondary Offering pursuant to Article Seventeen, or for the delivery of Common Stock, securities or other property upon conversion of Securities pursuant to Article Nineteen, (x) reduce the aforesaid percentage of Securities of any series, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Securities of any series the holders of which are required to waive any past Default or Event of Default, as specified in Section 7.07, or (xi) modify the foregoing provisions of clauses (i) through
(x). A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

         Upon the request of the Corporation, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 11.03. Compliance with Trust Indenture Act of 1939; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation and the holders of Securities of the series affected shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 11.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities so modified as to confirm, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Corporation's expense, be prepared and executed by the Corporation, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

         Section 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 8.01 and 8.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

                                 ARTICLE TWELVE
                         CONSOLIDATION, MERGER AND SALE.

         Section 12.01. Corporation May Consolidate, etc., on Certain Terms. The Corporation covenants that it will not merge or consolidate with or into any other corporation or sell or convey all or substantially all of its assets as an entirety to any other corporation, unless (i) either the Corporation shall be the continuing corporation, or the successor corporation (if other than the Corporation) shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities (including issuance and delivery of Capital Securities pursuant to Article Seventeen), according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation (including, without limitation, the obligation of the Corporation to deliver shares of Common Stock, securities or other property upon conversion of Securities eligible for conversion in accordance with Article Nineteen, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such corporation and
(ii) the Corporation or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant or condition.

         Section 12.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities (including issuance and delivery of Capital Securities pursuant to Article Seventeen) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as the Corporation. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee; and, upon the order of such successor corporation instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Corporation to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities of a particular series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         Section 12.03. Opinion of Counsel to be Given Trustee. The Trustee, subject to Sections 8.01 and 8.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article.

                                ARTICLE THIRTEEN
                    SATISFACTION AND DISCHARGE OF INDENTURE.

         Section 13.01. Discharge of Indenture. If at any time (a) the Corporation shall have paid or caused to be paid the principal of (and premium, if any) and interest, if any, on all the Securities theretofore authenticated hereunder (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid or exchanged as provided in Section 3.05 and other than Securities for whose payment money (including Capital Securities, if required) has theretofore been deposited in trust or segregated and held in trust by any paying agent or Exchange Agent and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 13.04, or paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws), as and when the same shall have become due and payable, or (b) the Corporation shall have delivered to the Trustee cancelled or for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid or exchanged as provided in Section 3.05), or (c)(i) all the Securities of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Corporation shall have irrevocably deposited or caused to be deposited with the Trustee or any paying agent or Exchange Agent, in trust, funds (and Capital Securities, if required) sufficient to pay at maturity or upon redemption all Securities of such series (other than any such Securities which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid or exchanged as provided in
Section 3.05) not theretofore cancelled or delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity as the case may be, but excluding, however, the amount of any moneys (including Capital Securities, if required) for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of such series (1) theretofore deposited with the Trustee or any paying agent or Exchange Agent and repaid by the Trustee or any paying agent or Exchange Agent to the Corporation in accordance with the provisions of
Section 13.04, or (2) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws, and if, in any such case, the Corporation shall also pay or cause to be paid all other sums (including Capital Securities, if required) payable hereunder by the Corporation with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Corporation's right of optional redemption, (ii) substitution of mutilated, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal (including principal to be paid by the delivery of Capital Securities) thereof and interest thereon, and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) any surviving rights to exchange Securities for Capital Securities pursuant to Article Seventeen or to convert Securities into Common Stock, securities or other property pursuant to Article Nineteen, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Corporation accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 20.05 and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of such series, the Corporation, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

         Section 13.02. Deposited Moneys to be Held in Trust by Trustee. All moneys and Capital Securities deposited with the Trustee or any paying agent or Exchange Agent pursuant to Section 18.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent or Exchange Agent (including the Corporation if acting as its own paying agent or Exchange Agent), to the holders of the particular Securities for the payment of which such moneys and Capital Securities have been deposited with the Trustee, or any paying agent or Exchange Agent, of all sums due and to become due thereon for principal (including principal to be paid by the delivery of Capital Securities) (and premium, if any) and interest, if any.

         Section 13.03. Paying Agent or Exchange Agent to Repay Moneys and Capital Securities Held. Upon the satisfaction and discharge of this Indenture all moneys and Capital Securities then held by any paying agent or Exchange Agent of the Securities (other than the Trustee) shall, upon demand of the Corporation, be repaid to it or paid to the Trustee, and thereupon such paying agent or Exchange Agent shall be released from all further liability with respect to such moneys.

         Section 13.04. Return of Unclaimed Moneys. Any moneys or Capital Securities deposited with or paid to the Trustee or any paying agent or Exchange Agent for payment of the principal of (or premium, if any) or interest, if any, on or the Exchange Price for Securities of any series and not applied but remaining unclaimed by the holders of such Securities for two years after the date upon which the principal of (or premium, if any) or interest, if any, or the Exchange Price, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Corporation by the Trustee or such paying agent on demand; and the holder of any of such Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect.

                                ARTICLE FOURTEEN
        IMMUNITY OF INCORPORATORS; STOCKHOLDERS, OFFICERS AND DIRECTORS.

         Section 14.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                                ARTICLE FIFTEEN
                                 SINKING FUNDS.

         Section 15.01. General. Any redemption of Securities of any series under any sinking fund as required or permitted by the terms of any form of Securities duly issued pursuant to this Indenture shall be made in accordance with such terms and this Article Fifteen.

         The Securities of any series may be subject to redemption pursuant to a sinking fund, in whole or in part, as set forth in the form of Security for the Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 15.02 hereof. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

         Section 15.02. Satisfaction of Sinking Fund Payments with Securities. The Corporation (1) may deliver to the Trustee for cancellation outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Corporation pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         Section 15.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Corporation will deliver to the Trustee an Officers' Certificate (which need not comply with Section 20.05) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 15.02 hereof and will also deliver to the Trustee any Securities to be so delivered if not theretofore delivered. Not less than 45 days before each sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.03 hereof and cause notice of the redemption thereof to be given in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.05 and 4.06.

                                ARTICLE SIXTEEN
                        SUBORDINATION OF THE SECURITIES.

         Section 16.01. Agreement that the Securities be Subordinated to the Extent Provided. The Corporation, for itself, its successors and assigns, covenants and agrees, and each holder of a Security likewise covenants and agrees by his acceptance thereof, that the obligation of the Corporation to make any payment of principal (including principal to be paid by the delivery of Capital Securities) of and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of (i) all Senior Indebtedness and (ii) with respect to Post-Amendment Securities only, under the circumstances described in
Section 16.04, all Additional Senior Obligations. Subject to the provisions of this Article, all Securities will rank pari passu in right of payment with all other Securities.

         Section 16.02. Corporation Not to Make Payments with Respect to Securities in Certain Circumstances. No payment of principal of (and premium, if any) or interest on the Securities or exchange of Securities for Capital Securities shall be made and no holder of the Securities shall be entitled to demand or receive any such payment or exchange (i) unless all amounts of principal of (and premium, if any) and interest then due on all Senior Indebtedness shall have been paid in full or duly provided for, or (ii) if, at the time of such payment or exchange or immediately after giving effect thereto, there shall exist with respect to any Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default.

         Section 16.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Corporation. Upon any distribution of the assets of the Corporation in connection with the dissolution, winding up, liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise), the holders of Senior Indebtedness shall first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof (and premium, if any) and the interest due thereon before the holders of the Securities are entitled to receive any payment on the Securities. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the holders of the Securities would be entitled except for the provisions of this Article, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Securities, shall be made by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Corporation under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to pay in full all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            If the holders of the Securities, or any of them, shall fail to file a proper claim in the form required in any proceeding referred to in the first paragraph of this Section, prior to thirty days before the expiration of the time to file such claim or claims pursuant to the authority granted to the Trustee pursuant to the provisions of Section 7.02, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the holders of the Securities in the form required in any such proceeding.

            In the event that, notwithstanding the foregoing, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Securities, shall be received by the Trustee, any paying agent, any Exchange Agent or the holders of the Securities before all Senior Indebtedness is paid in full, then, subject to the receipt by the Trustee, any paying agent or any Exchange Agent of notice pursuant to Section 16.08, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Subject to the payment in full of all Senior Indebtedness, the holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to such Senior Indebtedness until the Securities shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article or of payments over, pursuant to the provisions of this Article, to the holders of such Senior Indebtedness by the holders of the Securities or the Trustee shall, as between the Corporation, its creditors other than the holders of such Senior Indebtedness and the holders of the Securities, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness; it being understood that the provisions of Section 16.02 and this Section are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Section 16.04. Post-Amendment Securities Subordinated to Prior Payment of All Additional Senior Obligations on Dissolution, Liquidation or Reorganization of the Corporation.

Upon the occurrence of any of the events specified in the first paragraph of
Section 16.03, the provisions of that Section shall be given effect to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. If after giving effect to the provisions of
Section 16.03, any amount of cash, property or securities shall be available for payment or distribution in respect of the Securities, including, without limitation, any such amount that shall be available pursuant to the rights of subrogation set forth in the final paragraph of Section 16.03 ("Excess Proceeds"), then such Excess Proceeds shall be made available by the liquidating trustee or agent or other Person making such payment or distribution of assets, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, for the ratable benefit of the Securities; provided, that if any creditors in respect of Additional Senior Obligations shall not have received payment in full of all amounts due or to become due on or in respect of Additional Senior Obligations (and provision shall not have been made for such payment in money or money's worth), then the amount of Excess Proceeds available for payment or distribution in respect of Post-Amendment Securities shall first be applied to pay or provide for the ratable payment of Additional Senior Obligations remaining unpaid, to the extent necessary to pay all Additional Senior Obligations in full, after giving effect to any concurrent payment or distribution in respect of Additional Senior Obligations. Any Excess Proceeds originally available in respect of Post-Amendment Securities remaining after the payment (or provision for payment) in full of all Additional Senior Obligations shall continue to be available for payment or distribution in respect of Post-Amendment Securities.

            If the holders of Post-Amendment Securities, or any of them, shall fail to file a proper claim in the form required in any proceeding referred to in the first paragraph of Section 16.03, prior to thirty days before the expiration of the time to file such claim or claims pursuant to the authority granted to the Trustee pursuant to the provisions of Section 7.02, then the holders of Additional Senior Obligations are hereby authorized to file an appropriate claim or claims for and on behalf of the holders of Post-Amendment Securities in the form required in any such proceeding.

            If after giving effect to the provisions of Section 16.03, in the event that, notwithstanding the foregoing provisions of this Section 16.04, upon the occurrence of any of the events described in the first paragraph of Section 16.03, any payment or distribution of assets of the Corporation of any kind or character in respect of the Post-Amendment Securities, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Post-Amendment Securities, shall be received by the Trustee, any paying agent, any Exchange Agent or the holders of the Post-Amendment Securities before all Additional Senior Obligations are paid in full, then, subject to receipt by the Trustee, any paying agent or any Exchange Agent of notice pursuant to Section 16.08, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such additional Senior Obligations or their representative or representatives, ratably as aforesaid for application to the payment of all Additional Senior Obligations remaining unpaid until all such Additional Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Additional Senior Obligations.

         Subject to the payment in full of all Additional Senior Obligations, the holders of the Post-Amendment Securities shall be subrogated to the rights of the holders of such Additional Senior Obligations to receive payments or distributions of assets of the Corporation applicable to such Additional Senior Obligations until the Post-Amendment Securities shall be paid in full, and none of the payments or distributions to the holders of such Additional Senior Obligations to which the holders of the Post-Amendment Securities or the Trustee would be entitled except for the provisions of this Article or of payments over, pursuant to the provisions of this Article, to the holders of such Additional Senior Obligations by the holders of the Post-Amendment Securities or the Trustee shall, as between the Corporation, its creditors other than the holders of such Additional Senior Obligations and the holders of the Post-Amendment Securities, be deemed to be a payment by the Corporation to or on account of such Additional Senior Obligations; it being understood by the parties hereto that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holders of the Post-Amendment Securities, on the one hand, and the holders of the Additional Senior Obligations, on the other hand.

         Section 16.05. Obligation of the Corporation to Give Prompt Notice to Trustee; Trustee and Holders of Securities May Rely on Certificate of Liquidating Agent; Trustee May Require Further Evidence as to Ownership of Senior Indebtedness and Additional Senior Obligations. The Corporation shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Corporation within the meaning of this Article. The Trustee, subject to the provisions of Section 8.01, shall be entitled to assume that no such event has occurred unless the Corporation or any one or more holders of Senior Indebtedness or Additional Senior Obligations or any trustee therefor (who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder or trustee) has given written notice thereof to the Trustee at its corporate trust office in accordance with Section 16.08. Upon any distribution of assets of the Corporation referred to in this Article, the Trustee and the holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and Additional Senior Obligations, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article, and the Trustee, subject to the provisions of Article Eight, and the holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and Additional Senior Obligations, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the absence of notice from any liquidating trustee, agent or other Person to the contrary, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Indebtedness or Additional Senior Obligations (or a trustee or representative on behalf of such holder), as the case may be, as evidence that such Person is a holder of Senior

Indebtedness or Additional Senior Obligations (or is such a trustee or representative), as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness or Additional Senior Obligations, as the case may be, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness or Additional Senior Obligations, as the case may be, held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such Person to receive such payment.

         Section 16.06. Obligation of the Corporation Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Corporation and the holders of the Securities, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Securities the principal of and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Corporation under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Securities as and when the same shall become due and payable in accordance with the terms thereof and to deliver Capital Securities in exchange for Securities when required pursuant to the Securities and this Indenture, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Corporation other than the holders of the Senior Indebtedness and Additional Senior Obligations, nor shall anything herein or therein prevent the Trustee or the holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness and Additional Senior Obligations in respect of cash, property, or securities of the Corporation received upon the exercise of any such remedy.

         Section 16.07. No Fiduciary Duty to Holders of Senior Indebtedness or Additional Senior Obligations. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Additional Senior Obligations, as the case may be, but shall have only such obligations to such holders as are expressly set forth in Sections 16.03 and 16.04.

         Section 16.08. Notice to Trustee of Facts Prohibiting Payments. Notwithstanding any of the provisions of this Article or any other provision of this Indenture, neither the Trustee, any paying agent nor any Exchange Agent shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any paying agent or any delivery of Capital Securities or moneys by any Exchange Agent, when required pursuant to the Securities and this Indenture, unless and until the Trustee, any paying agent or any Exchange Agent shall have received at its corporate trust office written notice thereof from the Corporation or from one or more holders of Senior Indebtedness or from any trustee therefor or from any holder of Additional Senior Obligations, or, if applicable, from any trustee therefor, who shall have been certified by the Corporation or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee; and, prior to the receipt of any such written notice, the Trustee, any paying agent or any Exchange Agent, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose or any such Capital Securities are required to be delivered, or in the event of the execution of an instrument pursuant to Section 12.01 acknowledging satisfaction and discharge of this Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee, any paying agent or any Exchange Agent shall not have received with respect to such moneys or Capital Securities or such execution the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee, any paying agent or any Exchange Agent may, in its discretion, receive such moneys or Capital Securities and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after either such date, as the case may be; provided, however, no such application shall affect the obligations under this Article of the Persons receiving such moneys or Capital Securities from the Trustee, any paying agent or any Exchange Agent.

         Section 16.09. Application by Trustee of Moneys Deposited with It. Anything in this Indenture to the contrary notwithstanding, any deposit of moneys or Capital Securities to be exchanged for Securities on any Exchange Date by the Corporation with the Trustee or any paying agent or any Exchange Agent (whether or not in trust) for the payment of the principal of, interest on or the Exchange Price for any Securities shall, except as provided in Section 16.08, be subject to the provisions of Sections 16.01, 16.02, 16.03 and 16.04.

         Section 16.10. Subordination Rights Not Impaired by Acts or Omissions of the Corporation or Holders of Senior Indebtedness or Additional Senior Obligations. No right of any present or future holders of any Senior Indebtedness or Additional Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness and Additional Senior Obligations may at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness or Additional Senior Obligations, or amend or supplement any instrument pursuant to which any such Senior Indebtedness or Additional Senior Obligations is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness or Additional Senior Obligations, including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Securities or the Trustee and without affecting the obligations of the Corporation, the Trustee or the holders of the Securities under this Article.

         Section 16.11. Authorization of Trustees to Effectuate Subordination of the Securities. Each holder of a Security, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Securities and the holders of Senior Indebtedness and Additional Senior Obligations, the subordination provided in this Article.

         Section 16.12. Right of Trustee to Hold Senior Indebtedness or Additional Senior Obligations. The Trustee shall be entitled to all of the rights set forth in this Article in respect of any Senior Indebtedness or Additional Senior Obligations at any time held by it to the same extent as any other holder of such Senior Indebtedness or Additional Senior Obligations, as the case may be, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         Section 16.13. Article Sixteen Not to Prevent Defaults. The failure to make a payment or to deliver Capital Securities in exchange for Securities pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a Default or an Event of Default.

                               ARTICLE SEVENTEEN
                 EXCHANGE OF CAPITAL SECURITIES FOR SECURITIES.

         Section 17.01. Applicability of Article. This Article shall apply to Securities of a series which are exchangeable by their terms for Capital Securities. The Corporation shall exchange Capital Securities for such Securities in accordance with their terms and in accordance with this Article.

         Section 17.02. Exchange of Capital Securities. At maturity and at any earlier time or times as established in the terms of Securities of any series as contemplated by Section 3.01, the Securities of a series will be exchanged for Capital Securities with a Market Value equal to 100% of the principal amount of such Securities or, at its option, the Corporation shall pay the principal of such Securities from amounts representing Designated Proceeds (unless, as specified in the Securities and this Indenture, the Securities of such series are earlier redeemed or exchanged and except to the extent the obligation of the Corporation to exchange Capital Securities for Securities of such series is revoked with respect to all or any part of the Securities of such series pursuant to the Securities and Section 17.10). Notice of an Exchange Date shall be given in the manner described in Section 17.04(a). An Exchange Date established pursuant to this paragraph may be accelerated to any date on or after the date 60 days prior to the date so established by a later notice given by the Corporation in the manner prescribed in Section 17.04(b) not less than three Business Days prior to the accelerated Exchange Date.

         No fractional Capital Securities shall be issued upon exchange for any Securities. If more than one Security of any Series shall be surrendered for exchange at one time by the same holder, the amount of all Capital Securities which shall be issuable upon exchange thereof shall be computed on the basis of the aggregate principal amount of Securities so surrendered. In lieu of issuing any fractional Capital Security, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Value of the Capital Security.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the exchange of Securities shall relate, in the case of any Security exchanged or to be exchanged only in part, to the portion of the principal amount of such Security which has been or is to be exchanged.

         Section 17.03. Evidence of Exchange. An Officers' Certificate shall evidence any election of the Corporation to exchange Capital Securities for Securities of a series prior to their stated maturity pursuant to Section 17.02 and the terms of the Securities of such series.

         Section 17.04. Notices of Exchange. (a) All notices subject to this paragraph shall be given in the manner described in Section 17.04(b) not less than 90 nor more than 120 days prior to any Exchange Date. The Company shall promptly deliver a copy of each such notice to the Trustee and the Exchange Agent.

                  All notices of exchange shall:

                  (1) state the Exchange Date and that the Exchange Date is subject to acceleration in the manner described in Section 17.02;

                  (2) state the type of Capital Securities to be exchanged for the Securities on such Exchange Date;

                  (3) contain or be accompanied by the form of Capital Securities Election Form specified in Section 17.08;

                  (4) if less than all of the outstanding Securities of a series are to be exchanged on such Exchange Date, state the serial numbers of Securities selected to be exchanged and, in the case of Securities to be exchanged in part, the portions thereof selected for exchange;

                  (5) state that each holder of Securities being exchanged will receive on such Exchange Date accrued and unpaid interest in cash (subject to Section 3.02) and may elect to receive Capital Securities in exchange for Securities of such series with a Market Value equal to the principal amount of the Securities of such series by returning the Capital Securities Election Form contained in Section 17.08 within the time set forth therein (which shall be a date 30 days subsequent to the giving of the notice described in Section 17.04(a));

                  (6) state that, if the holder does not return the Capital Securities Election Form within the specified time period, such holder shall be deemed to have received Capital Securities on the Exchange Date and to have elected to have such Capital Securities sold by the Corporation in the related Secondary Offering and the proceeds thereof, together with accrued and unpaid interest, delivered to such holder on the Exchange Date; provided, however, that in the event the Corporation does not effect the Secondary Offering or sell in a Secondary Offering a sufficient amount of Capital Securities so that the sale proceeds thereof, when added to any Designated Proceeds which the Corporation has elected to apply, are sufficient to satisfy all cash elections, such holder will receive on the Exchange Date Capital Securities to the extent that the aggregate cash elections exceed the proceeds of any Secondary Offering and such Designated Proceeds;

                  (7) state that on such Exchange Date the Exchange Price will become due and payable, whether in money or Capital Securities, with respect to each such Security to be exchanged and that interest thereon will cease to accrue on and after such Exchange Date;

                  (8) state that because the Market Value of Capital Securities sold in the Secondary Offering will be determined prior to the Exchange Date, holders of Securities who elect to receive Capital Securities on the Exchange Date will bear the market risk with respect to the value of the Capital Securities to be received from the date such Market Value is determined to the Exchange Date;

                  (9) state that each holder for whom Capital Securities are being offered in the Secondary Offering shall be deemed to have appointed the Corporation its attorney-in-fact to execute any and all documents and agreements which the Corporation deems necessary or appropriate to effect such Secondary Offering and the precise terms of such appointment;

                  (10) state that (i) the Corporation will assume, unless advised to the contrary in writing, that the Capital Securities are to be offered for the account of the holder, that such holder has not held any position, office or other material relationship with the Corporation within three years preceding the Secondary Offering, that the holder owns no such Capital Securities which are held other than in the name of the holder and that after completion of the Secondary Offering the holder will own less than one percent of the class of such Capital Securities, (ii) if any of these assumptions are not correct, the holder shall promptly so advise the Corporation, and (iii) a failure on the part of such holder to promptly advise the Corporation of the incorrectness of any of such assumptions will expose such holder to liability to the Corporation, other holders of Securities of such series and underwriters, agents and other similar persons to the extent set forth in Section 17.05 and exonerate the Corporation from liability to such holder to the extent set forth in Section 17.09; and

                  (11) state the place or places where such Securities are to be surrendered for payment or exchange for Capital Securities.

         (b) Each notice shall be given to the holders of Securities of any series to be exchanged by first-class mail, postage prepaid, to their address as they shall appear on the Security register and published in an Authorized Newspaper. The Corporation shall promptly deliver a copy of each such notice to the Trustee and the Exchange Agent. If Capital Securities are to be delivered on the Exchange Date, notice shall be given, in a like manner, not less than five Business Days prior to the Exchange Date of the amount of Capital Securities to be exchanged for each $1,000 principal amount of Securities of such series.

         (c) If less than all the Securities of a series are to be exchanged, the Corporation shall at least 15 days prior to the notice establishing such Exchange Date (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Exchange Date and of the principal amount of Securities of such series to be exchanged, and the particular Securities to be exchanged shall be selected in authorized denominations by the Trustee from the outstanding

Securities of such series by such method as the Trustee shall deem fair and equitable, provided that such method shall comply with the requirements of applicable law, including Federal securities laws.

         The Trustee shall promptly notify the Corporation in writing of the Securities selected for exchange and, in the case of any Securities selected for partial exchange, the principal amount thereof to be exchanged.

         Section 17.05. Rights and Duties of Holders of Securities to be Exchanged for Capital Securities. (a) Subject to Section 7.01 and 7.02 and without prejudice to the rights pursuant to Section 17.09 of holders of Securities of any series to be exchanged, no holder of Securities of a series which is exchangeable in accordance with its terms shall be entitled to receive any cash from the Corporation on any Exchange Date except from the proceeds of the sale of Capital Securities in the related Secondary Offering or from Designated Proceeds and except as provided herein in lieu of any fractional Capital Securities and for accrued and unpaid interest. In the event the Corporation does not, prior to any Exchange Date, effect a Secondary Offering or sell in a Secondary Offering a sufficient amount of Capital Securities so that the sale proceeds thereof, when added to any Designated Proceeds, are sufficient to satisfy all cash elections, Cash Election Holders will on the Exchange Date receive whole Capital Securities and not cash to the extent that aggregate cash elections exceed the aggregate amount of any Secondary Offering sale proceeds and any Designated Proceeds. If Cash Election Holders are to receive any Capital Securities on any Exchange Date, the Trustee will allocate such Capital Securities, any proceeds of a Secondary Offering and any available Designated Proceeds among Cash Election Holders on a pro rata basis to the extent practicable or by such other means as the Trustee deems fair and appropriate and, in any event, in such manner as may be required by applicable law. In such event, the Corporation will have no continuing obligation to effect a Secondary Offering in respect of the Capital Securities received by Cash Election Holders, but will not be relieved of any liability for money damages it would have for breach of its obligation to effect a Secondary Offering of sufficient amounts of Capital Securities. To the extent such Cash Election Holders do not receive cash they will receive whole Capital Securities for the balance and cash in lieu of any fractional Capital Security.

         (b) Each holder for whom Capital Securities are offered in a Secondary Offering shall be deemed to have appointed the Corporation its attorney-in-fact to execute any and all documents and agreements the Corporation deems necessary or appropriate to effect such Secondary Offering on such terms as are set out in the notice described in Section 17.04(a).

         (c) Unless advised to the contrary in writing within 30 days following the giving of the notice described in Section 17.04(a) by any holder for whom Capital Securities are offered in a Secondary Offering, the Corporation shall assume for the purposes of such Secondary Offering that the Capital Securities are to be offered for the account of such holder, that such holder has not held any position or office or had any other material relationship with the Corporation with-in three years preceding the Secondary Offering, that such holder owns no such Capital Securities which are held other than in the name of such holder and that after completion of the Secondary Offering such holder will own less than 1% of each class of such Capital Securities.

         (d) Each holder of Securities for whom Capital Securities we offered in the Secondary Offering is deemed by virtue of taking delivery of Securities to agree, to the extent such agreement is enforceable under applicable law, to indemnify and hold harmless the Corporation, any other holder and any underwriter, agent or other similar person from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading which untrue statement, alleged untrue statement, omission or alleged omission is made therein (i) in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such holder specifically for use in connection with the preparation thereof or (ii) because of such holder's failure to advise the Corporation in writing that any assumption described in Section 17.04(a)(10) is incorrect.

         (e) In order to receive Capital Securities on any Exchange Date for any Security, the holder of the Security to be exchanged shall return to the Exchange Agent a Capital Securities Election Form and surrender to the Exchange Agent such Security (with, if the Corporation or the Exchange Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Exchange Agent duly executed by, the holder of any Security or his attorney duly authorized in writing). If no such form is timely returned by any holder, such holder will be deemed to have received Capital Securities on the Exchange Date and to have elected to have such Capital Securities sold by the Corporation in the related Secondary Offering and the proceeds thereof, together with accrued and unpaid interest, delivered to such holder on the Exchange Date.

         Section 17.06. Deposit of Exchange Price. At least 90 days prior to any Exchange Date, the Corporation will appoint an Exchange Agent, and on or prior to any Exchange Date, the Corporation shall deposit with the Trustee or with the Exchange Agent (or, if the Corporation is acting as the Exchange Agent, segregate and hold in trust as provided in Section 5.04) certificates for Capital Securities and in amount of money which together are sufficient to pay the Exchange Price of, and accrued interest on, all the Securities or portions thereof which are to be exchanged on that Exchange Date.

         Section 17.07. Securities Due on Exchange Date; Securities Exchanged in Part. Notice of exchange having been given as aforesaid, the Securities of any series so to be exchanged shall, on the Exchange Date, become due and payable at the Exchange Price therein specified, and from and after such date (unless the Corporation shall default in the payment of the Exchange Price and accrued interest) Securities of such series, or portions thereof, to be exchanged shall cease to bear interest provided, that the Corporation has deposited with the Exchange Agent (or, if the Corporation is acting as Exchange Agent, segregated and held in trust as provided in Section 5.04) certificates for Capital Securities and an amount of money which together are sufficient to pay the Exchange Price of, and accrued interest on, all the Securities of such series or portions thereof which are to be exchanged on the Exchange Date in accordance with Section

17.06. Securities of such series to be exchanged or, at the option of the Corporation, paid as set forth in the terms of the Indenture and the terms of the Securities of such series shall be deemed to have been exchanged or paid, as the case may be, on the Exchange Date therefor, and at such time the rights of the holders of such Securities as holders shall cease and the Person or Persons entitled to receive Capital Securities issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Capital Securities at such time and entitled to receive the Exchange Price as set forth below. Upon surrender of any Security for exchange in accordance with said notice, such Security shall be paid by the Corporation at the Exchange Price, together with accrued interest to, but not including the Exchange Date; provided, however, that installments of interest whose maturity is on or prior to the Exchange Date shall be payable to the holders of such Securities, or one or more predecessor Securities, registered as of the close of business on the record date for payment of interest on such Securities according to their terms and the provisions of Section 3.02.

         If any Security of any series for which the notice specified in Section 17.04(a) is duly given shall not be so paid or exchanged upon surrender thereof for exchange in accordance with Section 17.05(e), the principal shall, until paid, bear interest from such Exchange Date at the rate or rates prescribed therefor in such Security.

         Any Security which is to be exchanged only in part shall be surrendered to the Exchange Agent (with, if the Corporation or the Exchange Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Exchange Agent duly executed by, the holder thereof or his attorney duly authorized in writing) and the Corporation shall execute, the Trustee shall authenticate, and there shall be delivered to the holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unexchanged portion of the principal of the Security so surrendered.

         Section 17.08. Form of Capital Securities Election Form. The form of Capital Securities Election Form shall be substantially as follows with such additions, deletions or changes thereto as may be approved by the Corporation.

                        CAPITAL SECURITIES ELECTION FORM

                 To: [insert name and address of Exchange Agent]


         The undersigned holder of [insert title of Security] (the "Securities") of Chemical Banking Corporation, hereby elects to receive on the Exchange Date referred to in the Indenture, dated as of April 1, 1987 (the "Indenture"), between Chemical Banking Corporation and Morgan Guaranty Trust Company of New York, Trustee, and referred to in the notice of exchange delivered to the undersigned with this Capital Securities Election Form, Capital Securities of Chemical Banking Corporation with a Market Value equal to the principal amount of the Securities being exchanged registered in the name of the undersigned
holder. Unless this Capital Securities Election Form is received by       at the
address specified above, on or prior to         , 19     (the date 30 days
subsequent to the giving of the notice described in

Section 17.04(a) of the Indenture), the holder will be deemed to have elected to participate in the sale of the holder's Capital Securities in the Secondary Offering and will receive cash on the Exchange Date in an amount equal to the principal amount of all Securities being exchanged registered in the name of, or held by, the holder. All terms used herein and not otherwise defined herein shall have the meanings specified in the Indenture.

Dated                           , 19
                                                   Name of Holder

List of Serial Numbers of Securities        List of Serial Numbers of Securities






         Section 17.09. Covenants of the Corporation. (a) The Corporation agrees that all Capital Securities issued in exchange for Securities will upon issuance be duly and validly issued and, if applicable, fully paid and nonassessable. If any Capital Securities required to be exchanged for Securities hereunder require registration with or approval of any governmental authority under any Federal or State law or any national securities exchange, before such Capital Securities may be issued, the Corporation shall use its best efforts to cause such Capital Securities to be duly registered or approved, as the case may be. The Corporation will pay any and all transfer, stamp or similar taxes that may be payable in respect of the issue or delivery of Capital Securities in exchange for Securities pursuant hereto.

         (b) The Corporation unconditionally undertakes to sell or cause to be sold Capital Securities in each Secondary Offering (and to bear all expenses of each Secondary Offering, including underwriting discounts and commissions) at the times and in the manner required by this Indenture and the Securities of the series exchanged for Capital Securities unless all holders of the Securities of such series to be exchanged have duly elected to receive Capital Securities on the related Exchange Date, or the Designated Proceeds the Corporation has elected to apply to the payment of Securities of such series are sufficient to satisfy the claims of all Cash Election Holders with respect to the principal amount of the Securities held by such holders.

         (c) The Corporation agrees, to the extent such agreement is enforceable under applicable law, to indemnify and hold harmless each holder of Securities for the account of whom Capital Securities are being offered and sold in connection with any Secondary Offering and any underwriter, agent or other similar person from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or resulting from the Corporation's failure to comply with Section 17.09(a); provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made therein (i) in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such holder specifically for use in connection with the preparation thereof or (ii) because of such holder's failure to advise the Corporation in writing that any assumption described in Section 17.04(a)(10) is incorrect. In connection with any Secondary Offering, the Corporation agrees to obtain usual and appropriate indemnification of any holder for the account of whom Capital Securities are being offered and sold in any Secondary Offering from any underwriter, agent or other similar person.

         (d) The Corporation will effect each Secondary Offering such that the closing of such Secondary Offering will occur on or before the relevant Exchange Date.

         Section 17.10. Revocation of Obligation to Exchange Capital Securities for Securities. The Corporation's obligation to exchange Capital Securities for Securities of a series which are not redeemed prior to maturity shall be absolute and unconditional; provided, however, that such obligation may be revoked with respect to all or any part of the Securities of such series at the option of the Corporation at any time, on not less than 30 days' prior notice given in the manner provided in Section 17.04(b) to the holders of the Securities of such series, the Trustee and the Exchange Agent, if (i) the Corporation determines that Securities of such series (other than Securities which am not king treated as "primary capital" or "Tier 1 capital" as the result of the issuance of Capital Securities) do not constitute "primary capital" or "Tier 1 capital" of the Corporation under applicable capital guidelines or regulations at the time being generally applied by its Primary Federal Regulator, (ii) the Securities of such series (other than Securities which are not being treated as "primary capital" or "Tier 1 capital" as the result of the issuance of Capital Securities) cease being treated as "primary capital" or "Tier 1 capital" of the Corporation by its Primary Federal Regulator under applicable capital guidelines or regulations at the time being generally applied by its Primary Federal Regulator, or (iii) approval of the Corporation's Primary Federal Regulator is obtained, or is not at the time required, for such revocation and, in each case, the Corporation shall furnish the Trustee with an Opinion of Counsel to such effect.

         In the event that such obligation is revoked with respect to all or any part of the Securities of a series:

          (a) the Corporation will pay the percentage of the principal amount established in the terms of the Securities of such series in cash from any source on the stated maturity thereof, or

          (b) the Corporation may, at any time when pursuant to their terms such Securities are redeemable, redeem the Securities in whole or in part, for cash in the manner set forth in the Securities at the percentage of the principal amount established in the terms of the Securities of such series plus accrued interest to the redemption date, but such Securities shall not thereafter be exchangeable for Capital Securities under any circumstances. If such obligation is revoked with respect to fewer than all the Securities of a series, such Securities of such series or portions thereof will be selected by the Trustee in such manner as the Trustee shall deem equitable and fair and, in any event, in such manner as may be required by applicable law. Any notice with respect to the partial revocation of such obligation shall specify the Securities of such series affected; such notice need not be mailed to holders of Securities not affected by such revocation.

         Section 17.11. Provision in Case of Consolidation, Merger or Transfer of Assets. In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in case of any sale, conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets of the Corporation, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the holder of each Security then outstanding shall, subject to the terms of the Securities and this Article Seventeen, have the right thereafter to receive securities of such successor on the Exchange Date for such Security with a Market Value equal to the principal amount of such Security. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

         Section 17.12. Responsibility of Trustee. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities of any series to be exchanged to determine the Market Value of any Capital Securities delivered in exchange for Securities of such series and may rely on and shall be entitled to receive prior to any Exchange Date an Officers' Certificate of the Corporation as to the Market Value of the Capital Securities being exchanged for such Securities and the amount of Capital Securities being exchanged for each $1,000 principal amount of Securities of such series and that such Capital Securities qualify as Capital Securities under the definition thereof contained in this Indenture. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Capital Securities which may at any time be issued or delivered in exchange for any Security, and the Trustee does not make any representation with respect thereto. The Trustee shall not be responsible for any failure of the Corporation to issue, transfer or deliver any Capital Securities or Capital Security certificates or other securities or property upon the surrender of any Security for the purpose of exchange or to comply with any of the covenants of the Corporation contained in this Article.

                                ARTICLE EIGHTEEN
                              DESIGNATED PROCEEDS.

         Section 18.01. Sale or Issuance of Capital Securities to Generate Designated Proceeds. The Corporation may from time to time, at its option or as required by the terms of the Securities of a series, sell, issue or exchange Capital Securities for the purpose of generating Designated Proceeds to be used to pay or redeem Securities. There will be no segregation of Designated Proceeds in any account and the holders of any series of Securities and the Trustee will have no security interest in or other claim upon amounts representing Designated Proceeds or any investment or earnings thereon until such time, if any, as amounts representing such Designated

Proceeds are deposited with the Trustee or any paying agent or Exchange Agent for payment in respect of such series of Securities.

         Section 18.02. Optional Redemption Using Designated Proceeds. The Corporation may elect to redeem the Securities of a series, in whole or in part, in accordance with the terms of the Securities of such series and of Article Four by paying the principal of such Securities with amounts representing Designated Proceeds at a price equal to the percentage of the principal amount established in the terms of the Securities of such series on the redemption date of the Securities to be so redeemed and (except if such redemption date shall be an interest payment date) accrued interest on such Securities to such redemption date. If such redemption date is an interest payment date, the interest payable on such date shall be paid to the holder of Securities according to the terms of the Securities and the provisions of Section 3.02. To the extent provided in the Securities of a series, and redemption pursuant to this paragraph may be in lieu of, or in addition to, any exchange of Capital Securities for Securities of such series which may be made in accordance with the provisions of Article Seventeen.

         Section 18.03. Officers' Certificates as to Designated Proceeds. If any payment by the Corporation is required, pursuant to the terms of the Securities of a series and this Indenture, to be made only from amounts representing Designated Proceeds, the Corporation shall deliver to the Trustee, upon its request, an Officers' Certificate certifying that such payment had been or will be made from only Designated Proceeds.

                                ARTICLE NINETEEN
                            CONVERSION OF SECURITIES.

         Section 19.01. General. If so provided in the terms of the Securities of any series established in accordance with Section 3.01, the principal amount of the Securities of such series shall be convertible into shares of Common Stock in accordance with the terms of such series of Securities and this Article Nineteen; provided, however, that if any of the terms by which any such Security shall be convertible into Common Stock are set forth in a supplemental indenture entered into with respect thereto pursuant to Section 11.01(h) hereof, the terms of such supplemental indenture shall govern.

         Section 19.02. Right to Convert. Subject to and upon compliance with the provisions of this Article, the holder of any Security that is convertible into Common Stock shall have the right, at such holder's option, at any time on or after the date of original issue of such Security or such other date specified in the applicable Board Resolution delivered pursuant to Section 3.01 and prior to the close of business on the date set forth in such Board Resolution (or if such Security is called for redemption, then in respect of such Security to and including but not after the close of business on the date of redemption unless the Corporation shall default in the payment due on such date) to convert the principal amount of any such Security and any authorized denomination, or, in the case of any Security to be converted of a denomination greater than the minimum denomination for Securities of the applicable series, any portion of such principal which is an authorized denomination of an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of such Security or portion thereof surrendered for conversion by the Conversion Price therefor by surrender of the Security so to be converted in whole or in part in the manner provided in Section 19.03. Such conversion shall be effected by the Corporation in accordance with the provisions of this Article.

         Section 19.03. Manner of Exercise of Conversion Privilege; Delivery of Common Stock; No Adjustment for Interest or Dividends. In order to effect a conversion, the holder of any Security to be converted, in whole or in part, shall surrender such Security at the office or agency maintained by the Corporation for such purpose in the Borough of Manhattan, The City of New York, as provided in Section 5.02 and shall give written notice of conversion to the Corporation at such office or agency that the holder elects to convert such Security or the portion thereof specified in said notice. The notice shall state the name or names (with address), and taxpayer identification number, in which the certificate or certificates for shares of Common Stock which shall be deliverable on such conversion shall be registered, and shall be accompanied by payments in respect of transfer taxes, if required pursuant to Section 19.06. Each Security surrendered for conversion shall, unless the shares of Common Stock deliverable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by or be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney, and by any payment required pursuant to this Section 19.03. As promptly as practicable after the surrender of such Security and notice, as aforesaid, the Corporation shall deliver or cause to be delivered at such office or agency to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock deliverable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 19.04. In case any Security of a denomination greater than the minimum denomination for Securities of the applicable series shall be surrendered for partial conversion, the Corporation shall execute and register and the Trustee shall authenticate and deliver to or upon the written order of the Corporation and the holder of the Security so surrendered, without charge to such holder, a new Security or Securities of the same series in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security. Each conversion shall be deemed to have been effected as of the date on which such Security shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and such notice received by the Corporation, as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be registrable upon such conversion shall become on said date the holder of record of the shares represented thereby, provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be registered as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Security shall have been so surrendered.

         Any Security or portion thereof surrendered for conversion during the period from the close of business on the regular record date for any interest payment date to the opening of business on such interest payment date shall (unless such Security or portion thereof being converted shall have been called for redemption or submitted for repayment on a date during such period) be accompanied by payment, in legal tender or other funds acceptable to the Corporation, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on, the applicable series of Securities. An amount equal to such payment shall be paid by the Corporation on such interest payment date to the holder of such Security on such regular record date; provided, however, that if the Corporation shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section, no adjustment shall he made for interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article.

         Section 19.04. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be delivered upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fraction of a share of Common Stock which would otherwise be deliverable upon the conversion of any Security, the Corporation shall pay to the holder of such Security an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the same fraction of the closing price (determined in the manner provided in Section 19.05(a)(v)) of the Common Stock on the date of conversion or if such date is not a Trading Day (as defined in Section 19.05 (a)(v)) on the Trading Date next preceding the date of conversion.

         Section 19.05. Conversion Price Adjustments; Effect of
Reclassifications, Mergers, Consolidations and Sales of Assets. (a) The Conversion Price shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend, except as provided in subparagraph (vii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) In case the Corporation shall issue rights or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this subparagraph (ii) in subparagraph (v) below), the Conversion Price in effect after the record date for the determination of stockholders entitled to receive such rights or warrants shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (vii) below, after such record date.

                  (iii) In case the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation or dividends payable in Common Stock) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Assets"), then, in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph
         (iii) in subparagraph (v) below) of the Common Stock at such record date for determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Assets so distributed applicable to one share of Common Stock, and the denominator of such shall be the current market price per share (as defined in subparagraph (v) below) of the Common Stock at such record date. Such adjustment shall become effective immediately, except as provided in subparagraph (vii) below, after the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) If, pursuant to subparagraph (ii) or (iii) above, the number of shares of Common Stock into which a Security is convertible shall have been adjusted because the Corporation has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any rights or warrant to purchase securities of the Corporation, or the Corporation has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right or warrant never been declared, distributed or issued.

                  (v) For the purpose of any computation under subparagraphs
         (ii) or (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices of the Common Stock for the shorter of (i) 30 consecutive Trading Days ending on the last full Trading Day on the exchange or market specified in the second following sentence prior to the Time of Determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full Trading Day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier of (x) the determination of stockholders entitled to receive such rights, warrants or distributions or (y) the commencement of "ex-dividend" trading in the Common Stock on the exchange or market specified in the following sentence. The closing price for each day shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Corporation or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Corporation. As used herein, the term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange, as the case may be, is open for business or (y) if the Common Stock is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 19.05(a) shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this
         Section 19.05(a) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 19.05(a), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other that cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                  (vii) In any case in which this Section 19.05(a) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of any fractional share of Common Stock pursuant to Section 19.04.

                  (viii) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall file with the Trustee an Officers' Certificate, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Corporation to file such Officers' Certificate shall not affect the legality or validity of any corporate action by the Corporation.

                  (ix) Whenever the Conversion Price for any series of Securities is adjusted as provided in this Section 19.05(a), the Corporation shall cause to be mailed to each holder of Securities of such series at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Conversion Price setting forth such adjusted Conversion Price and the effective date of such adjusted Conversion Price; provided, however, that the failure of the Corporation to give such notice shall not affect the legality or validity of any corporate action by the Corporation.

         (b) (i) Notwithstanding any other provision herein to the contrary, if any of the following events occur, namely (x) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (y) any consolidation, merger or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (z) any sale or conveyance of all or substantially all of the assets of the Corporation to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then appropriate provision shall be made so that (A) the holder of any outstanding Security that is convertible into Common Stock shall have the right to convert such Security into the kind and amount of the shares of stock and securities or other property or assets (including cash) that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale, or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, combination, sale, or conveyance and (B) the number of shares of any such other stock or securities into which such Security shall thereafter be convertible shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the terms of adjustment provided for in this Section, and Sections 19.02, 19.03, 19.04, 19.06, 19.07, 19.08 and 19.09 shall apply on like terms to any such other stock or securities.

         (ii) In case of any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or combination of the Corporation with or into another corporation or of the sale or conveyance of all or substantially all of the assets of the Corporation, the Corporation shall cause to be filed with the Trustee and to be mailed to each holder of Securities that are convertible into shares of Common Stock at such holder's registered address, the date on which such reclassification, change, consolidation, merger, combination, sale or conveyance is expected to become effective, and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their Common Stock for stock, securities or other property deliverable upon such reclassification, change, consolidation, merger, combination, sale or conveyance.

         Section 19.06. Taxes on Shares Issued. The delivery of stock certificates upon conversions of Securities shall be made without charge to the holder converting a Security for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of stock registered in any name other than of the holder of any Security converted, and the Corporation shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         Section 19.07. Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Corporation covenants that all shares of Common Stock which may be delivered upon conversion of Securities of any series which are convertible into Common Stock will upon delivery be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

         The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Corporation further covenants that it will, if permitted by the rules of The New York Stock Exchange, Inc., list and keep listed for so long as the Common Stock shall be so listed on
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                                                                              79


such exchange, upon official notice of issuance, all Common Stock deliverable upon conversion of Securities of any series which are convertible into Common Stock.

         Section 19.08. Responsibility of Trustee. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price applicable to such Securities, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Corporation to deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or for any failure of the Corporation to comply with any of the covenants of the Corporation contained in this Article Nineteen.

         Section 19.09. Covenant to Reserve Shares. The Corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Securities of any series of Securities which are convertible into Common Stock.

         Section 19.10. Other Conversions. If so provided in a Board Resolution with respect to the Securities of a series, the principal amount of the Securities of such series shall be convertible into or exchangeable for a principal amount of other securities of the Corporation (which other securities may be issued under this Indenture or otherwise), and the issuance of such securities upon any such conversion or exchange shall be made in accordance with the terms of such Board Resolution.

                                 ARTICLE TWENTY
                            MISCELLANEOUS PROVISIONS.

         Section 20.01. Provisions Binding on Corporation's Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Corporation shall bind its successors and assigns whether so expressed or not.

         Section 20.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.
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                                                                              80



         Section 20.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Corporation may be given or served by being deposited postage prepaid in a post office box addressed (until another address is filed by the Corporation with the Trustee) to Chemical Banking Corporation, 270 Park Avenue, New York, N.Y. 10017,
Attention: Secretary. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, addressed to the attention of: Corporate Trust Administration.

         Section 20.04. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

         Section 20.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 20.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Securities is not a business day, then, unless otherwise established pursuant to Section 3.01 with respect to Securities of any series, payment of such interest on or principal of the Securities need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity and no interest shall accrue for the period from and after such date of maturity. If the last day on which a Security may be converted into Common Stock or other securities of the Corporation is not a business day, such Security may be surrendered for conversion on the next succeeding day that is a business day.

         Section 20.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.
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                                                                              81



         Section 20.08. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 20.09. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Morgan Guaranty Trust Company of New York, as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         Section 20.10. Securities Denominated in Foreign Currencies. Whenever this Indenture provides for any action by, or any distribution to, holders of Securities denominated in United States dollars and in any other currency or currencies, in the absence of any provision to the contrary in the form of Security of any particular series (or the terms thereof established pursuant to
Section 3.01), any amount in respect of any Security denominated in a currency other than United States dollars shall be treated for purposes of such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Corporation may specify in a written notice to the Trustee.
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                                                                              82


         IN WITNESS WHEREOF, Chemical Banking Corporation has caused this Indenture to be signed in its corporate name and acknowledged by its Chairman of the Board, its President, a Vice Chairman of the Board, its Chief Financial Officer or its Treasurer or another executive officer, and its corporate seal to be affixed hereunto or impressed hereon, and the same to be attested by its Secretary or an Assistant Secretary, and Morgan Guaranty Trust Company of New York, Trustee, has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto or impressed hereon, and the same to be attested by one of its Assistant Secretary, as of the day and year first written above.

                                             CHEMICAL BANKING CORPORATION

                                             By ________________________________
                                                   Title:

[CORPORATE SEAL]

Attest: ___________________________

                                             MORGAN GUARANTY TRUST COMPANY OF
                                               NEW YORK, as Trustee

                                             By ________________________________
                                                   Title:  Vice President

[CORPORATE SEAL]

Attest: ____________________________
            Assistant Secretary